                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-131630

                         Alternative Loan Trust 2006-6CB
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] Countrywide(R)

                          $2,164,334,096 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO
CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-6CB

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

                         ------------------------------
The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

-----------------------------------------------------------------------------------------------------------
                    INITIAL CLASS                                         INITIAL CLASS
                     CERTIFICATE                                           CERTIFICATE
                   BALANCE/INITIAL      PASS-THROUGH                    BALANCE/INITIAL       PASS-THROUGH
                  NOTIONAL AMOUNT(1)      RATE(2)                       NOTIONAL AMOUNT(1)      RATE(2)
-----------------------------------------------------------------------------------------------------------

Class 1-A-1       $       46,428,750       5.50%        Class 2-A-7      $     15,000,000       Floating
-----------------------------------------------------------------------------------------------------------
Class 1-A-2       $      446,987,000      Floating      Class 2-A-8      $  166,040,900(3)      Floating
-----------------------------------------------------------------------------------------------------------
Class 1-A-3       $   446,987,000(3)      Floating      Class 2-A-9      $      22,640,000       5.75%
-----------------------------------------------------------------------------------------------------------
Class 1-A-4       $      140,597,250       5.50%        Class 2-A-10     $     132,058,500       6.00%
-----------------------------------------------------------------------------------------------------------
Class 1-A-5       $       65,349,000       5.50%        Class 2-A-11     $     132,058,500       5.50%
-----------------------------------------------------------------------------------------------------------
Class 1-A-6       $       25,000,000      Floating      Class 2-A-12     $     11,680,600        5.75%
-----------------------------------------------------------------------------------------------------------
Class 1-A-7       $    25,000,000(3)      Floating      Class 2-A-13     $    101,040,900       Floating
-----------------------------------------------------------------------------------------------------------
Class 1-A-8       $      506,249,850       5.50%        Class 2-A-14     $     590,909(3)       Floating
-----------------------------------------------------------------------------------------------------------
Class 1-A-9       $        8,752,750       5.50%        Class 2-A-15     $     10,000,000        5.75%
-----------------------------------------------------------------------------------------------------------
Class 1-A-10      $      216,965,000       5.50%        Class 2-A-16     $      4,500,000        5.75%
-----------------------------------------------------------------------------------------------------------
Class 1-A-11      $        3,820,000       5.50%        Class 2-A-17     $      1,639,975        5.75%
-----------------------------------------------------------------------------------------------------------
Class 1-X         $ 1,359,441,862(3)      Variable      Class 2-X        $ 655,268,271(3)       Variable
-----------------------------------------------------------------------------------------------------------
Class 2-A-1       $       66,900,000      Floating      Class PO         $      2,911,796         (4)
-----------------------------------------------------------------------------------------------------------
Class 2-A-2       $    66,900,000(3)      Floating      Class A-R        $            100        5.50%
-----------------------------------------------------------------------------------------------------------
Class 2-A-3       $        1,000,000       5.75%        Class M          $     43,679,900       Variable
-----------------------------------------------------------------------------------------------------------
Class 2-A-4       $       49,490,425       5.75%        Class B-1        $     16,379,900       Variable
-----------------------------------------------------------------------------------------------------------
Class 2-A-5       $       30,100,000       5.75%        Class B-2        $     13,103,900       Variable
-----------------------------------------------------------------------------------------------------------
Class 2-A-6       $       50,000,000      Floating
-----------------------------------------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the tables beginning on page 4 of this free writing prospectus.

(3) The Class 1-A-3, Class 1-A-7, Class 2-A-2, Class 2-A-8, Class 2-A-14, Class
1-X and Class 2-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                        1

ISSUING ENTITY

Alternative Loan Trust 2006-6CB, a common law trust formed under the laws of the
State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of
Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas,
California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide
Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan in loan group 1 conveyed to the issuing entity on the closing date and for any mortgage loan in loan group 2, the later of March 1,
2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan in loan group 1 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about March 30, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans conveyed to the issuing entity on the closing date is less than $1,528,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately
$348,366,667.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $150,000 and (y)
April 30, 2006.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial

                                        2

mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date
(the initial mortgage loans and any additional mortgage loans delivered on the closing date for loan group 1 are referred to as the "Group 1 Closing Date
Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to loan group 1 on the closing date. Any substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in each of loan group
1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance                $1,179,633,333

Geographic Concentrations in excess of 10%:

   California                                      22.92%

Weighted Average Original LTV Ratio                70.55%

Weighted Average Mortgage Rate                     6.174%

Range of Mortgage Rates                            5.000% to 7.125%

Average Current Principal Balance                  $212,623

Range of Current Principal Balances                $22,968 to $634,000

Weighted Average Remaining Term to
   Maturity                                        358 months

Weighted Average FICO Credit Score                 717

LOAN GROUP 2

Aggregate Current Principal Balance                $655,990,105

Geographic Concentrations in excess of 10%:

   California                                      22.46%

Weighted Average Original LTV Ratio                72.40%

Weighted Average Mortgage Rate                     6.526%

Range of Mortgage Rates                            6.000% to 7.000%

Average Current Principal Balance                  $218,518

Range of Current Principal Balances                $29,050 to $625,500

Weighted Average Remaining Term to
   Maturity                                        359 months

Weighted Average FICO Credit Score                 712

                                        3

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-eight classes of certificates, thirty-five of which are offered by this free writing prospectus:

                   INITIAL CLASS
                    CERTIFICATE                                        INITIAL        INITIAL        INITIAL     INITIAL
                 BALANCE / INITIAL                                      RATING         RATING        RATING       RATING
     CLASS      NOTIONAL AMOUNT(1)                TYPE                (FITCH)(2)    (MOODY'S)(2)    (DBRS)(2)    (S&P)(2)
------------    ------------------    ----------------------------    ----------    ------------    ---------    --------

OFFERED
CERTIFICATES

Class 1-A-1         $46,428,750        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                                  Rate

Class 1-A-2        $446,987,000       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                                  Rate

Class 1-A-3        $446,987,000         Senior/Inverse Floating          AAA            Aaa            AAA         AAA
                                       Pass-Through Rate/Notional
                                          Amount/Interest Only

Class 1-A-4        $140,597,250        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                         Rate/NAS/Super Senior

Class 1-A-5         $65,349,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                           Rate/Super Senior

Class 1-A-6         $25,000,000       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                                  Rate

Class 1-A-7         $25,000,000         Senior/Inverse Floating          AAA            Aaa            AAA         AAA
                                       Pass-Through Rate/Notional
                                          Amount/Interest Only

Class 1-A-8        $506,249,850        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                                  Rate

Class 1-A-9          $8,752,750        Senior/Fixed Pass-Through         AAA            N/R            AAA         AAA
                                            Rate/NAS/Support

Class 1-A-10       $216,965,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                                  Rate

Class 1-A-11         $3,820,000        Senior/Fixed Pass-Through         AAA            Aa1            N/R         N/R
                                            Rate/NAS/Support

Class 1-X        $1,359,441,862             Senior/Notional              AAA            Aaa            AAA         AAA
                                            Amount/Interest
                                       Only/Variable Pass-Through
                                                  Rate

Class 2-A-1         $66,900,000       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                             Rate/Accretion
                                         Directed/Super Senior

Class 2-A-2         $66,900,000         Senior/Inverse Floating          AAA            Aaa            AAA         AAA
                                       Pass-Through Rate/Notional
                                          Amount/Interest Only

Class 2-A-3          $1,000,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                              Rate/Accrual

                                        4

                   INITIAL CLASS
                    CERTIFICATE                                        INITIAL        INITIAL        INITIAL     INITIAL
                 BALANCE / INITIAL                                      RATING         RATING        RATING       RATING
     CLASS      NOTIONAL AMOUNT(1)                TYPE                (FITCH)(2)    (MOODY'S)(2)    (DBRS)(2)    (S&P)(2)
------------    ------------------    ----------------------------    ----------    ------------    ---------    --------

Class 2-A-4         $49,490,425        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                         Rate/NAS/Super Senior

Class 2-A-5         $30,100,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                        Rate/Accretion Directed

Class 2-A-6         $50,000,000       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                           Rate/Super Senior

Class 2-A-7         $15,000,000       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                                  Rate

Class 2-A-8        $166,040,900         Senior/Inverse Floating          AAA            Aaa            AAA         AAA
                                       Pass-Through Rate/Notional
                                          Amount/Interest Only

Class 2-A-9         $22,640,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                                  Rate

Class 2-A-10       $132,058,500        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                           Rate/Super Senior

Class 2-A-11       $132,058,500        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                                  Rate

Class 2-A-12        $11,680,600        Senior/Fixed Pass-Through         AAA            N/R            AAA         AAA
                                            Rate/NAS/Support

Class 2-A-13       $101,040,900       Senior/Floating Pass-Through       AAA            Aaa            AAA         AAA
                                                  Rate

Class 2-A-14           $590,909         Senior/Inverse Floating          AAA            Aaa            AAA         AAA
                                       Pass-Through Rate/Notional
                                          Amount/Interest Only

Class 2-A-15        $10,000,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                        Rate/Accretion Directed

Class 2-A-16         $4,500,000        Senior/Fixed Pass-Through         AAA            Aaa            AAA         AAA
                                        Rate/Accretion Directed

Class 2-A-17         $1,639,975        Senior/Fixed Pass-Through         AAA            Aa1            N/R         N/R
                                            Rate/NAS/Support

Class 2-X          $655,268,271             Senior/Notional              AAA            Aaa            AAA         AAA
                                            Amount/Interest
                                       Only/Variable Pass-Through
                                                  Rate

Class PO             $2,911,796             Senior/Principal             AAA            Aaa            AAA         AAA
                                             Only/Component

Class A-R                  $100             Senior/Residual              AAA            Aaa            AAA         AAA

Class M             $43,679,900           Subordinate/Variable            AA            N/R            N/R         N/R
                                           Pass-Through Rate

Class B-1           $16,379,900           Subordinate/Variable            A             N/R            N/R         N/R
                                           Pass-Through Rate

Class B-2           $13,103,900           Subordinate/Variable           BBB            N/R            N/R         N/R
                                           Pass-Through Rate

                                        5

                   INITIAL CLASS
                    CERTIFICATE                                        INITIAL        INITIAL        INITIAL     INITIAL
                 BALANCE / INITIAL                                      RATING         RATING        RATING       RATING
     CLASS      NOTIONAL AMOUNT(1)                TYPE                (FITCH)(2)    (MOODY'S)(2)    (DBRS)(2)    (S&P)(2)
------------    ------------------    ----------------------------    ----------    ------------    ---------    --------

NON-OFFERED CERTIFICATES(3)

Class B-3            $7,644,000           Subordinate/Variable
                                           Pass-Through Rate

Class B-4            $6,552,000           Subordinate/Variable
                                           Pass-Through Rate

Class B-5            $5,460,008           Subordinate/Variable
                                           Pass-Through Rate

_____________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service,
      Inc. ("Moody's"), Dominion Bond Rating Service ("DBRS") and Standard &
      Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R"
      indicates that the agency was not asked to rate the certificates. The
      Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5
      Certificates is provided only to permit a better understanding of the offered certificates.

                                        6

The certificates also will have the following characteristics:

                                                              INTEREST
                                                              ACCRUAL
    CLASS        PASS-THROUGH RATE       ACCRUAL PERIOD      CONVENTION
------------    -------------------    ------------------    ----------
OFFERED
CERTIFICATES
Class 1-A-1            5.50%           calendar month (1)    30/360 (4)
Class 1-A-2      LIBOR + 0.40% (2)      25th to 24th (3)     30/360 (4)
Class 1-A-3      5.10% - LIBOR (2)      25th to 24th (3)     30/360 (4)
Class 1-A-4            5.50%           calendar month (1)    30/360 (4)
Class 1-A-5            5.50%           calendar month (1)    30/360 (4)
Class 1-A-6      LIBOR + 0.70% (2)      25th to 24th (3)     30/360 (4)
Class 1-A-7      4.80% - LIBOR (2)      25th to 24th (3)     30/360 (4)
Class 1-A-8            5.50%           calendar month (1)    30/360 (4)
Class 1-A-9            5.50%           calendar month (1)    30/360 (4)
Class 1-A-10           5.50%           calendar month (1)    30/360 (4)
Class 1-A-11           5.50%           calendar month (1)    30/360 (4)
Class 2-A-1      LIBOR + 0.70% (2)      25th to 24th (3)     30/360 (4)
Class 2-A-2      5.05% - LIBOR (2)      25th to 24th (3)     30/360 (4)
Class 2-A-3            5.75%           calendar month (1)    30/360 (4)
Class 2-A-4            5.75%           calendar month (1)    30/360 (4)
Class 2-A-5            5.75%           calendar month (1)    30/360 (4)
Class 2-A-6      LIBOR + 0.35% (2)      25th to 24th (3)     30/360 (4)
Class 2-A-7      LIBOR + 0.35% (2)      25th to 24th (3)     30/360 (4)
Class 2-A-8      5.35% - LIBOR (2)      25th to 24th (3)     30/360 (4)
Class 2-A-9            5.75%           calendar month (1)    30/360 (4)
Class 2-A-10           6.00%           calendar month (1)    30/360 (4)
Class 2-A-11           5.50%           calendar month (1)    30/360 (4)
Class 2-A-12           5.75%           calendar month (1)    30/360 (4)
Class 2-A-13     LIBOR + 0.40% (2)      25th to 24th (3)     30/360 (4)
Class 2-A-14    593.99999% - (110 x
                    LIBOR) (2)          25th to 24th (3)     30/360 (4)
Class 2-A-15           5.75%           calendar month (1)    30/360 (4)
Class 2-A-16           5.75%           calendar month (1)    30/360 (4)
Class 2-A-17           5.75%           calendar month (1)    30/360 (4)
Class 1-X               (5)            calendar month (1)    30/360 (4)
Class 2-X               (6)            calendar month (1)    30/360 (4)
Class A-R              5.50%           calendar month (1)    30/360 (4)
Class PO                (7)                   N/A               N/A
Class M                 (8)            calendar month (1)    30/360 (4)
Class B-1               (8)            calendar month (1)    30/360 (4)
Class B-2               (8)            calendar month (1)    30/360 (4)
NON-OFFERED
CERTIFICATES
Class B-3               (8)            calendar month (1)    30/360 (4)
Class B-4               (8)            calendar month (1)    30/360 (4)
Class B-5               (8)            calendar month (1)    30/360 (4)

_______________

(1)   The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)   The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of
      LIBOR."

(3)   The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

                                        7

(4)   Interest will accrue at the rate described in this table on the basis of a
      360 day year divided into twelve 30 day months.

(5)   The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%.

(6)   The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.75%.

(7)   The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest.

(8)   The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

      o   5.50% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

      o   5.75% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date,

      divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                 CLASSES/COMPONENTS OF
       DESIGNATION                    CERTIFICATES
-------------------------     ----------------------------
     Group 1 Senior            Class 1-A-1, Class 1-A-2,
      Certificates                       Class
                               1-A-3, Class 1-A-4, Class
                               1-A-5, Class 1-A-6, Class
                               1-A-7, Class 1-A-8, Class
                               1-A-9, Class 1-A-10, Class
                              1-A-11, Class 1-X and Class
                               A-R Certificates and Class
                                     PO-1 Component

     Group 2 Senior            Class 2-A-1, Class 2-A-2,
      Certificates             Class 2-A-3, Class 2-A-4,
                               Class 2-A-5, Class 2-A-6,
                               Class 2-A-7, Class 2-A-8,
                                         Class
                               2-A-9, Class 2-A-10, Class
                              2-A-11, Class 2-A-12, Class
                              2-A-13, Class 2-A-14, Class
                              2-A-15, Class 2-A-16, Class
                                  2-A-17 and Class 2-X
                                 Certificates and Class
                                     PO-2 Component

Senior Certificate Group       Each of the Group 1 Senior
                                Certificates and Group 2
                                  Senior Certificates

   Senior Certificates        Group 1 Senior Certificates
                                   and Group 2 Senior
                                      Certificates

Subordinated Certificates         Class M and Class B
                                      Certificates

                                        8

                                 CLASSES/COMPONENTS OF
       DESIGNATION                    CERTIFICATES
-------------------------     ----------------------------
   LIBOR Certificates          Class 1-A-2, Class 1-A-3,
                               Class 1-A-6, Class 1-A-7,
                                         Class
                               2-A-1, Class 2-A-2, Class
                               2-A-6, Class 2-A-7, Class
                                2-A-8, Class 2-A-13 and
                               Class 2-A-14 Certificates

  Class X Certificates          Class 1-X and Class 2-X
                                      Certificates

  Class B Certificates           Class B-1, Class B-2,
                                Class B-3, Class B-4 and
                                 Class B-5 Certificates

     Notional Amount           Class 1-A-3, Class 1-A-7,
      Certificates             Class 2-A-2, Class 2-A-8,
                                         Class
                              2-A-14, Class 1-X and Class
                                    2-X Certificates

  Offered Certificates         Senior Certificates, Class
                               M, Class B-1 and Class B-2
                                      Certificates

  Class PO Certificates        Class PO-1 and Class PO-2
                                       Components

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class 1-A-5 Certificates and Class A-R
Certificates):

$25,000 and multiples of $1,000.

Class 1-A-5 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

o   interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

o   any interest remaining unpaid or unaccreted from prior distribution dates;
    less

                                        9

o   any net interest shortfalls allocated to that class for that distribution date.

The Class 2-A-3 Certificates are accrual certificates. Interest will accrue on the Class 2-A-3 Certificates during each interest accrual period at a per annum rate of 5.75%. However, this interest will not be distributed on the Class 2-A-3
Certificates until the accrual termination date, which is the earlier of (x) the date on which the class certificate balance of each class of subordinated certificates is reduced to zero and (y) the distribution date on which the aggregate class certificate balance of the Class 2-A-1, the Class 2-A-5, Class
2-A-15 and Class 2-A-16 Certificates is reduced to zero. This accrued and unpaid interest will be added to the class certificate balance of the Class 2-A-3
Certificates on the related distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o   prepayments on the mortgage loans; and

o   reductions in the interest rate on the related mortgage loans due to
    Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of
Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACTS

A separate supplemental interest trust created under the pooling and servicing agreement will have the benefit of six interest rate corridor contracts, one for the benefit of each of the Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6,
Class 2-A-7 and Class 2-A-13 Certificates. Payments under the corridor contracts will be made to the Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class
2-A-7 and Class 2-A-13 Certificates pursuant to the formulas described in
"Description of the Certificates -- The Corridor Contracts" and " -- The
Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.
The non-PO percentage with respect

                                       10

to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 5.50% and
5.75%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

o   in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

o   in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o   all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o   net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o   subsequent recoveries with respect to mortgage loans in that loan group;

o   partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

o   any substitution adjustment amounts or purchase price in respect of a deleted

                                       11

    mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o   the master servicing fee and additional servicing compensation due to the master servicer;

o   the trustee fee due to the trustee;

o   lender-paid mortgage insurance premiums, if any;

o   the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

o   all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be
0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under
"Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection
with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions
Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o   to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o   to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o   to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

o   to interest on and then principal of each class of subordinated certificates, in the

                                       12

    order of their distribution priorities, beginning with the Class M
    Certificates, in each case subject to the limitations set forth below; and

o   from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions
Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class
PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the Class 2-A-3 accrual termination date, the amount of accrued interest on the Class 2-A-3 Certificates added to its class certificate balance will be distributed first as principal to the Class 2-A-1, Class 2-A-5, Class 2-A-15 and Class 2-A-16 Certificates and
then to the Class 2-A-3 Certificates, pursuant to the description of the Class
2-A-3 accrual amount under "Description of the Certificates--Principal" in this free writing prospectus.

Senior Certificates( other than the notional amount certificates and the Class
PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-11 Certificates,
pro rata, the group 1 priority amount (which is zero for the first five years and will increase as described under "Description of the
Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) in an amount up to $5,860,000 on each distribution date, concurrently,

      (a) 91.0112218861%, sequentially,

          (i) in an amount up to $1,000 on each distribution date, to the Class
    1-A-8 Certificates, until its class certificate balance is reduced to zero;

          (ii) in an amount up to $3,255,600 on each distribution date, to the
    Class 1-A-10 Certificates, until its class certificate balance is reduced to zero; and

          (iii) sequentially, to the Class 1-A-8 and Class 1-A-10 Certificates,
    in that order, until their respective class certificate balances are reduced to zero; and

      (b) 8.9887781139%, sequentially,

          (i) in an amount up to $416,667 on each distribution date, to the
    Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

          (ii) sequentially, to the Class 1-A-6 and Class 1-A-1 Certificates, in
    that order, until their respective class certificate balances are reduced to zero;

(4) to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero;

(5) concurrently,

      (a) 91.0112218861%, sequentially,

          (i) in an amount up to $1,000 on each distribution date including any amount distributed pursuant to Rule (3)(a)(i) on such distribution date, to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero;

                                       13

          (ii) in an amount up to $3,255,600 on each distribution date including any amount distributed pursuant to Rule (3)(a)(ii) on such distribution date, to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero; and

          (iii) sequentially, to the Class 1-A-8 and Class 1-A-10 Certificates,
    in that order, until their respective class certificate balances are reduced to zero; and

      (b) 8.9887781139%, sequentially,

          (i) in an amount up to $416,667 on each distribution date including any amount distributed pursuant to Rule (3)(b)(i) on such distribution date, to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

          (ii) sequentially, to the Class 1-A-6 and Class 1-A-1 Certificates, in
    that order, until their respective class certificate balances are reduced to zero;

(6) to the Class 1-A-5 Certificates, until its class certificate balance is reduced to zero; and

(7) concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-11 Certificates,
pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

(1) concurrently, to the Class 2-A-4, Class 2-A-12 and Class 2-A-17
Certificates, pro rata, the group 2 priority amount (which is zero for the first five years and will increase as described under "Description of the
Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(2) concurrently,

      (a) 19.9010114844% sequentially,

          (i) in an amount up to $405,000 on each distribution date, concurrently, (x) 22.4215246637% to the Class 2-A-15 Certificates, until its class certificate balance is reduced to zero, and (y) 77.5784753363%
    sequentially, to the Class 2-A-5 and Class 2-A-16 Certificates, in that order, until their respective class certificate balances are reduced to zero; provided that prior to the Class 2-A-3 accrual termination date, distributions pursuant to this clause shall be made first from the Class
    2-A-3 accrual amount for such distribution date and second from the related senior principal distribution amount;

          (ii) to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

          (iii) concurrently, (x) 22.4215246637% to the Class 2-A-15
    Certificates, until its class certificate balance is reduced to zero, and
    (y) 77.5784753363% sequentially, to the Class 2-A-5 and Class 2-A-16
    Certificates, in that order, until their respective class certificate balances are reduced to zero; provided that prior to the Class 2-A-3 accrual termination date, distributions pursuant to this clause shall be made first from the Class 2-A-3 accrual amount for such distribution date and second from the related senior principal distribution amount; and

          (iv) to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero; and

      (b) 80.0989885156% sequentially,

          (i) in an amount up to $1,000 on each distribution date, concurrently, to the Class 2-A-6, Class 2-A-7 and Class 2-A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                                       14

          (ii) in an amount up to $1,725,000 on each distribution date, concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (ii) concurrently, to the Class 2-A-6, Class 2-A-7 and Class 2-A-13
    Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 2-A-10 and Class 2-A-11 Certificates,
    pro rata, until their respective class certificate balances are reduced to zero; and

          (iv) to the Class 2-A-9 Certificates, until its class certificate balance is reduced to zero; and

(3) concurrently, to the Class 2-A-4, Class 2-A-12 and Class 2-A-17
Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO
Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

o   available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

o   a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to both loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups
(based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o   the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component;
    provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred
    Amounts; and

                                       15

o   the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

    o   first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero;

    o   second, (x) with respect to the realized losses on the mortgage loans in loan group 1, to the Class 1-A-11 Certificates, until its class certificate balance is reduced to zero, and (y) with respect to the realized losses on the mortgage loans in loan group 2, to the Class
        2-A-17 Certificates, until its class certificate balance is reduced to zero; and

    o   third, concurrently to the senior certificates (other than the Class
        1-A-11 and Class 2-A-17 Certificates, notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, or in the case of the accrual certificates, based on the lesser of the original class certificate balances or their current class certificate balances; except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4 and Class 1-A-5 Certificates will instead be allocated to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero, and (ii) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-4, Class 2-A-6 and
        Class 2-A-10 Certificates will instead be allocated to the Class 2-A-12
        Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "--
Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "--
Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group
(which

                                       16

determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO
Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group
(such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "--
Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

                                       17

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest accounts) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master
REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master
REMIC will issue the several classes of certificates, which, other than the
Class A-R Certificates, will represent the regular interests in the master
REMIC. The Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7 and
Class 2-A-13 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class PO and
Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7 and
Class 2-A-13 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this free writing prospectus under "ERISA Considerations--ERISA Considerations With
Respect to the Corridor Contract."

A fiduciary of such plans or arrangements must determine that the purchase of a
Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                       18

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                         WEIGHTED
                                                               PERCENT OF                 AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MATURITY     CREDIT      VALUE
MORTGAGE RATES (%)               LOANS        OUTSTANDING        GROUP 1        ($)      (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

5.000 .......................        2     $      516,617.22       0.04%     258,308.61     355        738        67.60
5.125 .......................        4            722,687.35       0.06      180,671.84     336        692        53.81
5.250 .......................        2            615,427.05       0.05      307,713.53     354        730        65.90
5.325 .......................        1            157,733.37       0.01      157,733.37     359        652        90.05
5.375 .......................        9          2,279,501.62       0.19      253,277.96     332        697        70.01
5.500 .......................       31          7,556,952.99       0.64      243,772.68     352        727        69.98
5.625 .......................       71         14,346,373.75       1.22      202,061.60     354        706        64.27
5.720 .......................        2            300,900.00       0.03      150,450.00     360        673        90.37
5.735 .......................        1            150,846.05       0.01      150,846.05     359        715        81.62
5.750 .......................      195         41,911,098.16       3.55      214,928.71     355        717        67.71
5.775 .......................        1            136,948.52       0.01      136,948.52     239        693        88.55
5.780 .......................        2            743,294.07       0.06      371,647.04     359        685        87.98
5.875 .......................      525        112,078,595.50       9.50      213,483.04     358        717        68.25
5.905 .......................        2            357,418.66       0.03      178,709.33     359        683        90.00
5.930 .......................        1            118,693.82       0.01      118,693.82     353        660        89.18
5.935 .......................        2            247,291.49       0.02      123,645.75     359        729        87.76
5.970 .......................        1            276,000.00       0.02      276,000.00     359        661        84.92
5.990 .......................        7          1,142,368.27       0.10      163,195.47     359        709        76.25
6.000 .......................      730        166,412,353.13      14.11      227,962.13     359        714        68.73
6.030 .......................        7          1,338,930.00       0.11      191,275.71     360        683        88.39
6.035 .......................        1            208,000.00       0.02      208,000.00     355        701        91.23
6.050 .......................        1            152,849.14       0.01      152,849.14     359        780        86.44
6.055 .......................        3            500,785.00       0.04      166,928.33     360        675        88.31
6.060 .......................        1            169,039.46       0.01      169,039.46     359        724        90.00
6.125 .......................      757        156,320,667.87      13.25      206,500.22     359        719        70.89
6.135 .......................        1             89,916.65       0.01       89,916.65     359        788        90.00
6.155 .......................        3            655,482.49       0.06      218,494.16     360        667        86.86
6.170 .......................        2            331,972.59       0.03      165,986.30     358        721        86.23

                                       19

                                                                                         WEIGHTED
                                                               PERCENT OF                 AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MATURITY     CREDIT      VALUE
MORTGAGE RATES (%)               LOANS        OUTSTANDING        GROUP 1        ($)      (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

6.180 .......................        5            742,258.00       0.06      148,451.60     359        679        89.09
6.220 .......................        2            453,859.04       0.04      226,929.52     360        652        85.00
6.245 .......................        1            102,850.00       0.01      102,850.00     360        697        85.00
6.250 .......................    1,449        305,211,942.26      25.87      210,636.26     359        719        70.43
6.255 .......................        1            166,500.00       0.01      166,500.00     360        734        90.00
6.280 .......................        1            374,000.00       0.03      374,000.00     360        653        86.98
6.295 .......................        3            683,983.87       0.06      227,994.62     359        742        88.90
6.300 .......................        1             59,444.09       0.01       59,444.09     359        672        85.00
6.310 .......................        1             84,200.00       0.01       84,200.00     360        712        89.57
6.370 .......................        3            593,293.88       0.05      197,764.63     360        730        84.78
6.375 .......................    1,603        338,978,544.67      28.74      211,465.09     359        718        72.00
6.470 .......................        2            399,050.00       0.03      199,525.00     360        740        84.81
6.500 .......................       44          8,259,322.11       0.70      187,711.87     359        713        76.84
6.625 .......................       24          4,664,730.35       0.40      194,363.76     359        738        75.73
6.750 .......................       31          5,842,977.47       0.50      188,483.14     358        727        75.96
6.875 .......................       10          2,780,072.92       0.24      278,007.29     359        722        71.57
7.125 .......................        2            397,560.00       0.03      198,780.00     358        729        80.00
                               ---------   -----------------   ----------
   TOTAL.....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group
    1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1
    (net of such premiums) was approximately 6.171% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.174% per annum.

                                       20

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
RANGE OF                        INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
CURRENT MORTGAGE               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

      0.01 - 50,000.00 ......       34     $    1,473,917.12       0.12%      43,350.50   6.179        358          737      43.60
 50,000.01 - 100,000.00 .....      495         40,941,840.02       3.47       82,710.79   6.167        357          722      62.78
100,000.01 - 150,000.00 .....    1,170        149,346,159.17      12.66      127,646.29   6.196        358          718      69.94
150,000.01 - 200,000.00 .....    1,228        214,336,188.09      18.17      174,540.87   6.184        358          717      70.33
200,000.01 - 250,000.00 .....      891        199,378,116.73      16.90      223,768.93   6.168        359          714      71.29
250,000.01 - 300,000.00 .....      656        180,125,155.17      15.27      274,581.03   6.166        358          713      71.59
300,000.01 - 350,000.00 .....      451        146,737,265.15      12.44      325,359.79   6.173        359          718      72.50
350,000.01 - 400,000.00 .....      440        166,433,695.87      14.11      378,258.40   6.163        359          719      70.87
400,000.01 - 450,000.00 .....      139         57,519,899.74       4.88      413,812.23   6.149        359          725      68.10
450,000.01 - 500,000.00 .....       14          6,618,397.74       0.56      472,742.70   6.162        360          742      68.80
500,000.01 - 550,000.00 .....       16          8,277,138.69       0.70      517,321.17   6.259        359          731      71.56
550,000.01 - 600,000.00 .....        7          4,080,559.39       0.35      582,937.06   6.248        359          724      63.40
600,000.01 - 650,000.00 .....        7          4,365,000.00       0.37      623,571.43   6.106        360          742      69.65
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately
    $212,623.

                                       21

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
RANGE OF                       MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
FICO CREDIT SCORES               LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

619 and below ...............       43     $    8,850,415.03       0.75%     205,823.61   5.948        359          599      61.25
620 - 639 ...................      333         66,798,532.42       5.66      200,596.19   6.156        357          630      66.75
640 - 659 ...................      387         83,500,640.22       7.08      215,763.93   6.147        359          650      69.03
660 - 679 ...................      637        134,212,561.47      11.38      210,694.76   6.187        358          670      70.09
680 - 699 ...................      672        142,229,570.57      12.06      211,651.15   6.175        359          689      69.78
700 - 719 ...................      809        176,632,265.52      14.97      218,334.07   6.191        358          709      70.72
720 and above ...............    2,657        565,461,186.72      47.94      212,819.42   6.174        358          760      71.61
Not Available ...............       10          1,948,160.93       0.17      194,816.09   6.195        360          N/A      74.08
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 717.

                                       22

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
TYPE OF PROGRAM                  LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

CLUES Plus ..................       16     $    4,558,791.25       0.39%     284,924.45   6.219        359          699      73.55
Full/Alternative ............    1,970        392,586,776.97      33.28      199,282.63   6.113        358          709      72.84
No Income/No Asset ..........      377         71,775,061.31       6.08      190,384.78   6.208        358          714      58.91
Preferred ...................    1,134        255,895,528.54      21.69      225,657.43   6.147        358          750      71.09
Reduced .....................    2,022        447,999,278.84      37.98      221,562.45   6.237        359          707      70.22
Stated Income/Stated Asset ..       26          6,330,096.97       0.54      243,465.27   6.164        347          717      59.54
Stated Income/Verification
 Asset ......................        1            245,000.00       0.02      245,000.00   6.375        358          732      70.00
Streamlined .................        2            242,799.00       0.02      121,399.50   6.176        360          718      71.60
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
RANGE OF ORIGINAL              MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

50.00 and below .............      723     $  125,797,597.07      10.66%     173,993.91   6.124        357          715      39.25
50.01 - 55.00 ...............      264         56,497,444.18       4.79      214,005.47   6.121        358          707      52.60
55.01 - 60.00 ...............      333         77,814,997.44       6.60      233,678.67   6.145        359          710      57.56
60.01 - 65.00 ...............      375         86,310,810.48       7.32      230,162.16   6.175        359          705      62.78
65.01 - 70.00 ...............      425        101,165,353.05       8.58      238,036.12   6.160        358          716      68.17
70.01 - 75.00 ...............      359         84,493,009.47       7.16      235,356.57   6.173        359          717      73.18
75.01 - 80.00 ...............    2,711        573,390,095.99      48.61      211,505.02   6.191        359          722      79.63
80.01 - 85.00 ...............       46         10,191,831.67       0.86      221,561.56   6.250        359          708      84.10
85.01 - 90.00 ...............      210         42,545,193.00       3.61      202,596.16   6.213        358          709      89.11
90.01 - 95.00 ...............      101         21,240,231.44       1.80      210,299.32   6.210        357          730      94.61
95.01 - 100.00 ..............        1            186,769.09       0.02      186,769.09   5.875        358          802     100.00
                               ---------   -----------------   ----------
    TOTAL ...................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) As of the initial cut-off date, the weighted average original Loan-to-Value
    Ratio of the Initial Mortgage Loans in loan group 1 was approximately
    70.55%.

(2) Does not take into account any secondary financing on the Initial Mortgage
    Loans in loan group 1 that may exist at the time of origination.

                                       23

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
STATE                            LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

Arizona .....................      259     $   51,747,694.50       4.39%     199,798.05   6.201        358          714      70.22
California ..................      995        270,403,238.43      22.92      271,762.05   6.162        358          711      63.88
Colorado ....................      191         36,365,250.23       3.08      190,393.98   6.179        359          725      76.27
Florida .....................      505         98,355,628.48       8.34      194,763.62   6.164        359          704      70.22
Georgia .....................      160         30,744,898.93       2.61      192,155.62   6.175        359          724      75.18
Hawaii ......................      118         40,582,451.85       3.44      343,919.08   6.115        359          728      65.27
Nevada ......................      327         78,782,069.42       6.68      240,923.76   6.151        359          719      75.48
New Jersey ..................      112         26,563,715.19       2.25      237,176.03   6.197        358          716      64.86
New York ....................      159         42,638,404.17       3.61      268,166.06   6.195        357          714      65.52
North Carolina ..............      151         26,604,921.07       2.26      176,191.53   6.196        358          738      74.12
Texas .......................      152         30,241,478.00       2.56      198,957.09   6.201        358          724      73.37
Utah ........................      360         56,630,061.55       4.80      157,305.73   6.181        358          733      78.27
Virginia ....................      165         39,789,240.70       3.37      241,146.91   6.170        358          712      70.90
Washington ..................      231         50,421,237.80       4.27      218,273.76   6.174        359          722      73.63
Other (less than 2%) ........    1,663        299,763,042.56      25.41      180,254.39   6.186        358          720      73.58
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) The Other row in the preceding table includes 36 other states and the
    District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.489% of the Initial
    Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                       24

                                  LOAN PURPOSE

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PURPOSE                     LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

Refinance (cash-out) ........    2,088     $  461,483,239.06      39.12%     221,016.88   6.157        358          698      64.50
Purchase ....................    2,607        541,282,188.14      45.89      207,626.46   6.196        359          734      76.57
Refinance (rate/term) .......      853        176,867,905.68      14.99      207,348.07   6.150        357          717      67.89
                               ---------   -----------------   ----------
  TOTAL .....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
PROPERTY TYPE                    LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

2-4 Family Residence ........      175     $   50,431,783.59       4.28%     288,181.62   6.229        357          726      67.03
Condominium Hotel ...........        6            810,420.00       0.07      135,070.00   6.523        360          758      73.65
Cooperative .................        3            664,581.54       0.06      221,527.18   6.065        355          741      71.20
High-rise Condominium .......       32          8,552,390.36       0.73      267,262.20   6.063        359          737      69.72
Low-rise Condominium ........      449         91,680,446.36       7.77      204,188.08   6.182        359          729      72.67
Planned Unit Development ....    1,475        321,977,891.03      27.29      218,290.10   6.176        358          723      74.13
Single Family Residence .....    3,408        705,515,820.00      59.81      207,017.55   6.169        358          712      68.90
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
OCCUPANCY TYPE                   LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

Investment Property .........      276     $   48,436,633.04       4.11%     175,495.05   6.240        358          734      70.68
Primary Residence ...........    4,999      1,073,300,287.23      90.99      214,703.00   6.169        358          716      70.41
Secondary Residence .........      273         57,896,412.61       4.91      212,074.77   6.201        359          736      72.97
                               ---------   -----------------   ----------
  TOTAL .....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) Based upon representations of the related borrowers at the time of origination.

                                       25

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                                      WEIGHTED
                                                                 INITIAL      AVERAGE               WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED   AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE      FICO     LOAN-TO-
REMAINING TERM                 MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MATURITY    CREDIT      VALUE
TO MATURITY (MONTHS)             LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)    SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

360 .........................    3,239     $  672,228,630.68      56.99%     207,542.03   6.175        718        70.19
359 .........................    1,570        344,123,272.33      29.17      219,186.80   6.184        715        70.26
358 .........................      312         70,591,096.18       5.98      226,253.51   6.216        725        73.57
357 .........................      134         29,566,809.68       2.51      220,647.83   6.165        718        73.20
356 .........................       94         25,363,748.08       2.15      269,827.11   6.109        724        73.46
355 .........................       64         13,128,483.84       1.11      205,132.56   6.094        724        73.43
354 .........................       29          6,025,760.10       0.51      207,784.83   6.034        730        77.58
353 .........................       23          4,526,771.08       0.38      196,816.13   5.885        716        70.99
352 .........................        4            831,588.76       0.07      207,897.19   6.076        723        68.10
351 .........................        9          1,450,212.78       0.12      161,134.75   6.172        715        75.83
350 .........................        3            775,956.32       0.07      258,652.11   6.124        711        64.17
349 .........................        2            236,309.58       0.02      118,154.79   6.254        732        87.74
348 .........................        2            337,787.51       0.03      168,893.76   6.059        794        40.93
347 .........................        4            560,640.24       0.05      140,160.06   5.986        726        57.52
344 .........................        2            284,768.85       0.02      142,384.43   5.643        726        53.01
342 .........................        3            496,545.68       0.04      165,515.23   6.353        715        74.15
341 .........................        1            109,877.01       0.01      109,877.01   6.250        624        80.00
340 .........................        1            140,867.88       0.01      140,867.88   6.750        777        79.98
338 .........................        1             96,883.65       0.01       96,883.65   6.375        769        89.96
330 .........................        1            146,353.68       0.01      146,353.68   6.500        665        61.59
329 .........................        1            178,607.17       0.02      178,607.17   5.875        806        27.82
300 .........................        4            744,000.00       0.06      186,000.00   6.135        685        62.14
299 .........................        3            504,049.22       0.04      168,016.41   6.252        723        76.91
295 .........................        1            308,645.99       0.03      308,645.99   5.750        665        69.89
288 .........................        1             22,967.62       0.00       22,967.62   6.375        735        71.43
285 .........................        1            128,111.31       0.01      128,111.31   5.750        660        79.99
240 .........................       12          1,828,650.00       0.16      152,387.50   5.967        712        51.96
239 .........................       14          2,399,403.24       0.20      171,385.95   6.046        697        57.62
238 .........................        4            676,135.73       0.06      169,033.93   6.242        711        51.64
233 .........................        1            114,027.74       0.01      114,027.74   5.125        699        80.00
232 .........................        1            368,755.42       0.03      368,755.42   5.750        770        54.18
179 .........................        1            179,211.00       0.02      179,211.00   6.375        637        95.00
178 .........................        1            102,216.39       0.01      102,216.39   6.000        774        58.32
176 .........................        1            191,198.92       0.02      191,198.92   5.875        713        80.00
175 .........................        1            213,600.00       0.02      213,600.00   6.000        664        80.00

                                       26

                                                               PERCENT OF                                      WEIGHTED
                                                                 INITIAL      AVERAGE               WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED   AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE      FICO     LOAN-TO-
REMAINING TERM                 MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MATURITY    CREDIT      VALUE
TO MATURITY (MONTHS)             LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)    SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

174 .........................        1            324,000.00       0.03      324,000.00   5.375        664        76.96
145 .........................        1            250,304.54       0.02      250,304.54   5.625        760        28.07
90 ..........................        1             77,084.68       0.01       77,084.68   6.250        791        80.00
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

__________
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    WEIGHTED   REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   AVERAGE      TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    CURRENT       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
INTEREST ONLY PERIOD (MONTHS)    LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

0 ...........................    3,732     $  754,064,767.16      63.92%     202,053.80   6.179        358          715      69.77
120 .........................    1,664        394,670,078.86      33.46      237,181.54   6.185        359          721      72.84
180 .........................      152         30,898,486.86       2.62      203,279.52   5.901        360          732      60.46
                               ---------   -----------------   ----------
TOTAL .......................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    WEIGHTED   REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   AVERAGE      TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    CURRENT       TO         FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD       MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
(MONTHS)                         LOANS        OUTSTANDING        GROUP 1        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   --------   ---------

0 ...........................    5,315     $1,128,449,360.55      95.66%     212,314.08   6.165        358          718      70.45
6 ...........................        4          1,036,122.00       0.09      259,030.50   6.596        359          727      80.00
12 ..........................        9          2,465,805.73       0.21      273,978.41   6.484        357          727      77.07
18 ..........................        1            303,650.00       0.03      303,650.00   6.375        351          734      83.88
24 ..........................        1            195,386.42       0.02      195,386.42   6.375        358          707      75.00
36 ..........................       84         18,988,121.87       1.61      226,049.07   6.448        358          713      71.74
60 ..........................      134         28,194,886.31       2.39      210,409.60   6.279        357          709      72.56
                               ---------   -----------------   ----------
   TOTAL ....................    5,548     $1,179,633,332.88     100.00%
                               =========   =================   ==========

                                       27

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                         WEIGHTED
                                                               PERCENT OF                 AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MATURITY     CREDIT      VALUE
MORTGAGE RATES (%)               LOANS        OUTSTANDING        GROUP 2        ($)      (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

5.990 .......................        1     $      232,889.28       0.04%     232,889.28     359        734        89.69
6.000 .......................        6            488,944.17       0.07       81,490.70     240        678        58.75
6.055 .......................        1            182,530.78       0.03      182,530.78     359        700        90.00
6.125 .......................       44         12,923,139.48       1.97      293,707.72     352        703        69.25
6.135 .......................        1            206,455.00       0.03      206,455.00     360        697        90.00
6.155 .......................        3            809,650.00       0.12      269,883.33     360        705        90.00
6.175 .......................        1             98,900.00       0.02       98,900.00     360        720        89.91
6.205 .......................        1            207,000.00       0.03      207,000.00     360        692        90.00
6.250 .......................       34          8,435,653.39       1.29      248,107.45     360        723        70.16
6.260 .......................        1            147,866.21       0.02      147,866.21     359        736        88.10
6.365 .......................        1            184,500.00       0.03      184,500.00     360        718        90.00
6.370 .......................        1            150,000.00       0.02      150,000.00     360        777        89.82
6.375 .......................       27          6,018,703.42       0.92      222,914.94     360        743        74.51
6.405 .......................        3            521,000.00       0.08      173,666.67     360        676        88.77
6.495 .......................        1             96,900.00       0.01       96,900.00     360        680        82.82
6.500 .......................    1,986        434,367,327.72      66.22      218,714.67     359        711        71.87
6.505 .......................        1             79,200.00       0.01       79,200.00     360        654        90.00
6.510 .......................        1            160,000.00       0.02      160,000.00     360        710        89.89
6.610 .......................        1            157,500.00       0.02      157,500.00     360        750        90.00
6.615 .......................        1            116,810.45       0.02      116,810.45     353        745        79.97
6.620 .......................        1            110,000.00       0.02      110,000.00     359        634        83.33
6.625 .......................      872        188,100,339.11      28.67      215,711.40     359        715        73.49
6.750 .......................        5          1,050,352.47       0.16      210,070.49     359        732        77.08
6.875 .......................        7          1,082,114.78       0.16      154,587.83     359        727        86.48
7.000 .......................        1             62,329.00       0.01       62,329.00     360        704        73.33
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.524% per annum.
      Without the adjustment, the weighted average mortgage rate of the Initial
      Mortgage Loans in loan group 2 was approximately 6.526% per annum.

                                       28

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
RANGE OF                        INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
CURRENT MORTGAGE               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

      0.01 - 50,000.00 ......       16     $      679,685.53       0.10%      42,480.35   6.449        329          707      38.48
 50,000.01 - 100,000.00 .....      176         14,794,895.69       2.26       84,061.91   6.544        356          712      62.36
100,000.01 - 150,000.00 .....      626         80,039,285.33      12.20      127,858.28   6.533        358          720      71.36
150,000.01 - 200,000.00 .....      682        120,464,300.60      18.36      176,633.87   6.534        358          710      72.37
200,000.01 - 250,000.00 .....      529        118,262,029.08      18.03      223,557.71   6.527        359          712      73.71
250,000.01 - 300,000.00 .....      388        106,877,774.18      16.29      275,458.18   6.525        358          712      72.96
300,000.01 - 350,000.00 .....      242         79,070,635.39      12.05      326,738.16   6.528        359          710      72.84
350,000.01 - 400,000.00 .....      241         91,069,769.73      13.88      377,882.86   6.519        359          710      73.51
400,000.01 - 450,000.00 .....       82         34,127,252.22       5.20      416,186.00   6.499        360          715      70.15
450,000.01 - 500,000.00 .....       10          4,858,387.87       0.74      485,838.79   6.460        359          728      71.43
500,000.01 - 550,000.00 .....        3          1,552,339.64       0.24      517,446.55   6.542        359          717      73.95
550,000.01 - 600,000.00 .....        3          1,718,600.00       0.26      572,866.67   6.375        359          723      63.50
600,000.01 - 650,000.00 .....        4          2,475,150.00       0.38      618,787.50   6.562        360          673      72.71
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $218,518.

                                       29

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
RANGE OF                       MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
FICO CREDIT SCORES               LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

619 and below ...............       12     $    1,869,170.74       0.28%     155,764.23   6.560        360          603      54.93
620 - 639 ...................      174         36,003,684.67       5.49      206,917.73   6.529        358          631      66.64
640 - 659 ...................      211         48,140,502.38       7.34      228,154.04   6.529        358          650      69.46
660 - 679 ...................      395         88,724,503.50      13.53      224,619.00   6.518        359          670      71.21
680 - 699 ...................      384         84,615,457.80      12.90      220,352.75   6.509        359          689      70.17
700 - 719 ...................      506        114,500,670.15      17.45      226,285.91   6.531        359          709      74.51
720 and above ...............    1,320        282,136,116.02      43.01      213,739.48   6.530        359          756      73.94
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 712.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
TYPE OF PROGRAM                  LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

CLUES Plus ..................        4     $      591,363.32       0.09%     147,840.83   6.439        345          659      67.00
Full/Alternative ............      608        120,176,303.51      18.32      197,658.39   6.494        359          701      76.10
No Income/No Asset ..........      248         47,646,287.49       7.26      192,122.13   6.536        359          706      60.37
Preferred ...................      359         80,450,713.32      12.26      224,096.69   6.530        359          745      72.32
Reduced .....................    1,761        402,102,842.09      61.30      228,337.79   6.534        359          710      72.93
Stated Income/Stated Asset ..       21          4,783,112.22       0.73      227,767.25   6.530        354          688      56.68
Streamlined .................        1            239,483.31       0.04      239,483.31   6.500        359          747      63.92
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

                                       30

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
RANGE OF ORIGINAL              MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

50.00 and below .............      306     $   55,908,422.94       8.52%     182,707.26   6.514        357          709      39.44
50.01 - 55.00 ...............      122         25,838,816.03       3.94      211,793.57   6.514        357          702      52.58
55.01 - 60.00 ...............      141         31,774,158.75       4.84      225,348.64   6.498        357          703      57.86
60.01 - 65.00 ...............      185         43,816,139.89       6.68      236,844.00   6.529        359          694      63.27
65.01 - 70.00 ...............      194         46,247,919.02       7.05      238,391.34   6.525        359          697      68.01
70.01 - 75.00 ...............      201         47,810,206.02       7.29      237,861.72   6.522        359          699      73.62
75.01 - 80.00 ...............    1,676        368,059,050.27      56.11      219,605.64   6.529        359          720      79.71
80.01 - 85.00 ...............       10          1,877,848.12       0.29      187,784.81   6.565        360          698      83.47
85.01 - 90.00 ...............      114         23,315,095.63       3.55      204,518.38   6.541        359          712      89.36
90.01 - 95.00 ...............       52         11,100,876.59       1.69      213,478.40   6.567        359          723      94.70
95.01 - 100.00 ..............        1            241,572.00       0.04      241,572.00   6.625        360          698      96.63
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   As of the initial cut-off date, the weighted average original
      Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 72.40%.

(2)   Does not take into account any secondary financing on the Initial Mortgage
      Loans in loan group 2 that may exist at the time of origination.

                                       31

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
STATE                            LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

Arizona .....................      194     $   41,925,870.03       6.39%     216,112.73   6.525        359          713      73.39
California ..................      533        147,303,925.64      22.46      276,367.59   6.523        359          706      67.51
Colorado ....................      123         24,836,684.40       3.79      201,924.26   6.521        359          720      77.31
Florida .....................      301         61,951,898.29       9.44      205,820.26   6.539        359          711      71.78
Georgia .....................       84         14,980,640.64       2.28      178,340.96   6.549        360          710      77.12
Hawaii ......................       43         15,690,089.82       2.39      364,885.81   6.473        358          711      69.91
Illinois ....................       83         20,176,442.76       3.08      243,089.67   6.528        360          725      75.24
Maryland ....................       63         14,763,326.01       2.25      234,338.51   6.508        358          695      72.35
Massachusetts ...............       52         13,589,572.79       2.07      261,337.94   6.538        359          716      69.83
Nevada ......................      112         25,631,188.80       3.91      228,849.90   6.533        359          720      75.31
New Jersey ..................       58         15,149,289.58       2.31      261,194.65   6.535        357          704      65.74
New York ....................      101         26,516,356.43       4.04      262,538.18   6.535        358          707      67.74
Oregon ......................       93         20,130,168.68       3.07      216,453.43   6.499        360          711      76.45
Texas .......................      188         29,939,474.90       4.56      159,252.53   6.512        358          720      77.70
Virginia ....................       81         21,087,028.18       3.21      260,333.68   6.517        359          710      73.19
Washington ..................      117         26,464,684.32       4.03      226,193.88   6.528        360          712      75.35
Other (less than 2%) ........      776        135,853,463.99      20.71      175,068.90   6.532        358          719      75.02
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   The Other row in the preceding table includes 34 other states and the
      District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.663% of the Initial
      Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                       32

                                  LOAN PURPOSE

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
LOAN PURPOSE                     LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

Refinance (cash-out) ........    1,014     $  231,113,238.12      35.23%     227,922.33   6.527        359          691      65.63
Purchase ....................    1,637        349,781,247.44      53.32      213,672.11   6.531        359          728      77.34
Refinance (rate/term) .......      351         75,095,619.70      11.45      213,947.63   6.499        358          706      70.23
                               ---------   -----------------   ----------
  TOTAL .....................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
PROPERTY TYPE                    LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

2-4 Family Residence ........      119     $   32,537,263.67       4.96%     273,422.38   6.540        359          723      68.47
Condominium Hotel ...........        1            184,000.00       0.03      184,000.00   6.875        360          746      80.00
Cooperative .................        3            428,946.89       0.07      142,982.30   6.533        359          735      77.96
High-rise Condominium .......       31          7,217,504.85       1.10      232,822.74   6.527        360          732      78.11
Low-rise Condominium ........      265         53,638,744.19       8.18      202,410.36   6.526        359          727      75.86
Planned Unit Development ....      790        172,847,859.30      26.35      218,794.76   6.525        359          720      75.27
Single Family Residence .....    1,793        389,135,786.36      59.32      217,030.56   6.525        359          706      70.86
                               ---------   -----------------   ----------
  TOTAL .....................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

                                       33

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE               REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED     TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE    AVERAGE       TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
OCCUPANCY TYPE                   LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

Investment Property .........      196     $   34,521,915.17       5.26%     176,132.22   6.538        359          738      71.13
Primary Residence ...........    2,638        587,195,828.45      89.51      222,591.29   6.524        359          710      72.27
Secondary Residence .........      168         34,272,361.64       5.22      204,002.15   6.539        359          723      75.85
                               ---------   -----------------   ----------
  TOTAL .....................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   Based upon representations of the related borrowers at the time of origination.

                                       34

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                                       WEIGHTED
                                                                 INITIAL      AVERAGE               WEIGHTED     AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   WEIGHTED   AVERAGE     ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE     AVERAGE     FICO      LOAN-TO-
REMAINING TERM                 MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE    CREDIT       VALUE
TO MATURITY (MONTHS)             LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)    SCORE      RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------

360 .........................    1,889     $  409,648,233.28      62.45%     216,859.84   6.530        713        72.30
359 .........................      765        173,828,826.94      26.50      227,227.22   6.519        710        72.48
358 .........................      192         41,703,265.24       6.36      217,204.51   6.522        715        72.72
357 .........................       67         13,976,816.61       2.13      208,609.20   6.557        717        75.55
356 .........................       33          7,498,050.78       1.14      227,213.66   6.514        719        73.43
355 .........................        9          2,046,600.79       0.31      227,400.09   6.534        723        77.48
354 .........................        4            615,669.05       0.09      153,917.26   6.532        689        78.08
353 .........................        3            496,787.13       0.08      165,595.71   6.583        726        79.99
352 .........................        5            900,543.62       0.14      180,108.72   6.561        696        74.74
351 .........................        2            311,995.48       0.05      155,997.74   6.551        676        82.30
350 .........................        1            170,284.13       0.03      170,284.13   6.500        770        53.75
349 .........................        1            119,331.41       0.02      119,331.41   6.500        748        69.48
348 .........................        1            255,873.69       0.04      255,873.69   6.500        675        70.00
345 .........................        1             51,748.26       0.01       51,748.26   6.625        734        70.00
331 .........................        1            296,650.00       0.05      296,650.00   6.625        744        52.04
327 .........................        1            297,668.33       0.05      297,668.33   6.500        669        64.17
300 .........................        3            728,000.00       0.11      242,666.67   6.585        717        72.20
299 .........................        2            256,426.74       0.04      128,213.37   6.559        658        67.84
240 .........................       17          2,023,100.00       0.31      119,005.88   6.306        704        58.57
239 .........................        3            551,264.61       0.08      183,754.87   6.435        692        30.82
237 .........................        1            133,526.68       0.02      133,526.68   6.125        689        79.12
 92 .........................        1             79,442.49       0.01       79,442.49   6.500        724        80.00
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

______________
(1)   As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately
      359 months.

                                       35

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    WEIGHTED   REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   AVERAGE      TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE     CURRENT      TO         FICO     LOAN-TO-
                               MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
INTEREST ONLY PERIOD (MONTHS)    LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

0 ...........................    1,748     $  356,383,738.94      54.33%     203,880.86   6.529        358          708      69.97
120 .........................    1,233        295,114,319.28      44.99      239,346.57   6.527        359          718      75.44
180 .........................       21          4,492,047.04       0.68      213,907.00   6.240        359          718      65.26
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED
                                                               PERCENT OF                            AVERAGE               WEIGHTED
                                                                 INITIAL      AVERAGE    WEIGHTED   REMAINING   WEIGHTED    AVERAGE
                               NUMBER OF                        MORTGAGE     PRINCIPAL   AVERAGE      TERM      AVERAGE    ORIGINAL
                                INITIAL        AGGREGATE        LOANS IN      BALANCE     CURRENT      TO         FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD       MORTGAGE    PRINCIPAL BALANCE      LOAN      OUTSTANDING  MORTGAGE   MATURITY     CREDIT      VALUE
(MONTHS)                         LOANS        OUTSTANDING        GROUP 2        ($)      RATE (%)   (MONTHS)     SCORE     RATIO (%)
-----------------------------  ---------   -----------------   ----------   -----------  ---------  ---------   ---------  ---------

0 ...........................    2,755     $  607,757,095.83      92.65%     220,601.49   6.524        359          713      72.49
6 ...........................        1            199,819.19       0.03      199,819.19   6.500        359          689      59.17
12 ..........................       11          2,361,901.12       0.36      214,718.28   6.557        357          711      72.91
36 ..........................       39          8,690,911.44       1.32      222,843.88   6.559        358          699      68.24
60 ..........................      196         36,980,377.68       5.64      188,675.40   6.552        359          710      71.96
                               ---------   -----------------   ----------
 TOTAL ......................    3,002     $  655,990,105.26     100.00%
                               =========   =================   ==========

                                       36

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.259% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

          o   the master servicing fee payable to the master servicer in respect of its master servicing activities; and

          o   fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

      The master servicing fee will be 0.250% per annum of the Stated
Principal Balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain
Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and
Expense Proceeds with respect to the mortgage loans as described under
"Description of the Certificates --Fees and Expenses."

      The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on these mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from March 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution
Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the first day of the prior month ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related
Distribution Date.

                                       37

      If shortfalls in interest as a result of prepayments in any Prepayment
Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates - Interest" in this free writing prospectus.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification.
Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home
Loans will remit the purchase price to the master servicer for deposit into the
Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home
Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-6CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class
2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class
2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class
2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 1-X, Class
2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4
and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

                                       38

      When describing the certificates in this free writing prospectus, we use the following terms:

            DESIGNATION                                   CLASSES/COMPONENTS OF CERTIFICATES
-----------------------------------     -----------------------------------------------------------------------

    Group 1 Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                           1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                                         1-A-11, Class 1-X and Class A-R Certificates and Class PO-1 Component

    Group 2 Senior Certificates         Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                                           2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                                                   2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14,
                                          Class 2-A-15, Class 2-A-16, Class 2-A-17 and Class 2-X Certificates
                                                               and Class PO-2 Component

     Senior Certificate Group           Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

        Senior Certificates                   Group 1 Senior Certificates and Group 2 Senior Certificates

     Subordinated Certificates                             Class M and Class B Certificates

        LIBOR Certificates              Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 1-A-7, Class 2-A-1, Class
                                         2-A-2, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-13 and Class
                                                                  2-A-14 Certificates

       Class X Certificates                              Class 1-X and Class 2-X Certificates

       Class PO Certificates                             Class PO-1 and Class PO-2 Components

       Class B Certificates                         Class B-1, Class B-2, Class B-3, Class B-4 and
                                                                Class B-5 Certificates

   Notional Amount Certificates            Class 1-A-3, Class 1-A-7, Class 2-A-2, Class 2-A-8, Class 2-A-14,
                                                         Class 1-X and Class 2-X Certificates

       Offered Certificates               Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

               CLASS                                                     TYPE
-----------------------------------     -----------------------------------------------------------------------

OFFERED CERTIFICATES

Class 1-A-5 and Class 2-A-10                          Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-1, Class 1-A-8,                                   Senior/Fixed Pass-Through Rate
Class 1-A-10, Class 2-A-9 and
Class 2-A-11

Class 1-A-2, Class 1-A-6,                                  Senior/Floating Pass-Through Rate
Class 2-A-7 and Class 2-A-13

Class 1-A-3, Class 1-A-7, Class         Senior/Inverse Floating Pass-Through Rate/Interest Only/Notional Amount
2-A-2, Class 2-A-8 and Class 2-A-14

Class 1-A-4 and Class 2-A-4                         Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 2-A-1                                Senior/Floating Pass-Through Rate/Accretion Directed/Super Senior

Class 2-A-3                                             Senior/Fixed Pass-Through Rate/Accrual

Class 2-A-5, Class 2-A-15 and                      Senior/Fixed Pass-Through Rate/Accretion Directed
Class 2-A-16

Class 2-A-6                                         Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-9, Class 1-A-11,                            Senior/Fixed Pass-Through Rate/NAS/Support
Class 2-A-12 and Class 2-A-17

Class 1-X and Class 2-X                     Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

                                       39

               CLASS                                                     TYPE
-----------------------------------     -----------------------------------------------------------------------

Class PO                                                    Senior/Principal Only/Component

Class A-R                                                           Senior/Residual

Subordinated Certificates                               Subordinate/Variable Pass-Through Rate

      The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates
is provided only to permit a better understanding of the offered certificates.

      The senior certificates will have an initial aggregate class certificate balance of approximately $2,091,170,396 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                           INITIAL BENEFICIAL
         CLASS OF SUBORDINATED CERTIFICATES                OWNERSHIP INTEREST
       ---------------------------------------           ----------------------
       Class M................................                   2.00%
       Class B-1..............................                   0.75%
       Class B-2..............................                   0.60%
       Class B-3..............................                   0.35%
       Class B-4..............................                   0.30%
       Class B-5..............................                   0.25%

CALCULATION OF CLASS CERTIFICATE BALANCE

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial
Class Certificate Balance of the class reduced by the sum of:

      o   all amounts previously distributed to holders of certificates of the class as payments of principal,

      o   the amount of Realized Losses allocated to the class,

      o   in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and

in the case of the Class 2-A-3 Certificates, increased by

      o   all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class
Certificate Balance of that class of certificates.

                                       40

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate
Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

      Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                                             INITIAL
                                                            COMPONENT
       DESIGNATION                                           BALANCE
       -----------                                        -------------
       Class PO-1 Component............................     $2,910,261
       Class PO-2 Component............................         $1,535

      The component balance with respect to any component as of any Distribution
Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

      The Class Certificate Balance of the Class PO Certificates on any
Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class
PO Certificates will not be separately transferable from the Class PO
Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-A-3, Class 1-A-7, Class 2-A-2, Class 2-A-8, Class 2-A-14,
Class 1-X and Class 2-X Certificates are notional amount certificates.

      The notional amount of the Class 1-A-3 Certificates for any Distribution
Date will equal the Class Certificate Balance of the Class 1-A-2 Certificates
immediately prior to such Distribution Date.

      The notional amount of the Class 1-A-7 Certificates for any Distribution
Date will equal the Class Certificate Balance of the Class 1-A-6 Certificates
immediately prior to such Distribution Date.

      The notional amount of the Class 2-A-2 Certificates for any Distribution
Date will equal the Class Certificate Balance of the Class 2-A-1 Certificates
immediately prior to such Distribution Date.

      The notional amount of the Class 2-A-8 Certificates for any Distribution
Date will equal the aggregate Class Certificate Balance of the Class 2-A-6,
Class 2-A-7 and Class 2-A-13 Certificates immediately prior to such Distribution
Date.

      The notional amount of the Class 2-A-14 Certificates for any Distribution
Date will equal the product of (a) 1/110 and (b) the aggregate Class Certificate
Balance of the Class 2-A-6 and Class 2-A-7 Certificates immediately prior to such Distribution Date.

                                       41

      The notional amount of the Class 1-X Certificates for any Distribution
Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

      The notional amount of the Class 2-X Certificates for any Distribution
Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company.
Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-5 Certificates) in minimum denominations representing an original principal amount or notional amount of
$25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-5 Certificates in minimum denominations representing an original principal amount or notional amount of
$1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry
Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of
Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                                       42

DETERMINATION OF LIBOR

      The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--
Interest" below.

      LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR
Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR
Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under
"Description of the Securities -- Indices Applicable to Floating Rate and
Inverse Floating Rate Classes -- BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.75%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate
Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date)
and the following amounts required to be deposited under the pooling and servicing agreement:

          o   all payments on account of principal on the mortgage loans, including principal prepayments;

          o   all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating
              Interest payments) and any lender paid mortgage insurance
              premiums;

          o   all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          o   any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

                                       43

          o   any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          o   all substitution adjustment amounts; and

          o   all advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the
Certificate Account for the following purposes:

          o   to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of
              Expenses";

          o   to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          o   to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable
              Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          o   to reimburse the master servicer for insured expenses from the related insurance proceeds;

          o   to reimburse the master servicer for (a) any unreimbursed
              customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of
              (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
              Property and (iv) maintaining any required insurance policies
              (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received
              representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          o   to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          o   to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

                                       44

          o   to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          o   to withdraw an amount equal to the sum of (a) the related
              Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          o   to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate
Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Pre-funding Period, the trustee will deposit into the
Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the
Distribution Account and retain therein:

          o   the aggregate amount remitted by the master servicer to the trustee; and

          o   any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the
              Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of
Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          o   to pay the trustee fee to the trustee;

          o   to pay to the master servicer, as additional servicing
              compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          o   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error);
              and

          o   to clear and terminate the Distribution Account upon the
              termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master

                                       45

servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account, the Pre-funding
Account and the Capitalized Interest Account. All funds in the Certificate
Account, the Distribution Account, the Pre-funding Account and the Capitalized
Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

      o   the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

      o   the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the
Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the
Distribution Account, the Pre-funding Account or the Capitalized Interest
Account and made in accordance with the pooling and servicing agreement.

      The Corridor Contract Reserve Fund. Funds in the Corridor Contract
Reserve Fund in the supplemental interest trust may be invested in permitted investments at the direction of Deutsche Bank Securities Inc. If the trustee of the supplemental interest trust does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under each Corridor Contract in the Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor
Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-2, Class 1-A-6, Class
2-A-1, Class 2-A-6, Class 2-A-7 and Class 2-A-13 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the
Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

                                       46

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)                      AMOUNT                GENERAL PURPOSE                SOURCE (2)                  FREQUENCY
---------------------------  ---------------------------------  ----------------  ------------------------------------  ------------

FEES

Master Servicing Fee /       One-twelfth of the Stated          Compensation      Amounts on deposit in the                  Monthly
Master Servicer              Principal Balance of each                            Certificate Account representing
                             mortgage loan multiplied by the                      payments of interest and application
                             master servicing fee rate (3)                        of liquidation proceeds with respect
                                                                                  to that mortgage loan

                             o  All late payment fees,          Compensation      Payments made by obligors with        Time to time
                                assumption fees and other                         respect to the mortgage loans
                                similar charges

                             o  All investment income           Compensation      Investment income related to the           Monthly
                                earned on amounts on deposit                      Certificate Account and the
                                in the Certificate Account and                    Distribution Account
                                Distribution Account.

                             o  Excess Proceeds (4)             Compensation      Liquidation proceeds and Subsequent   Time to time
                                                                                  Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee     Compensation      Amounts on deposit in the                  Monthly
Fee") / Trustee              Rate multiplied by the aggregate                     Certificate Account or the
                             Stated Principal Balance of the                      Distribution Account
                             outstanding mortgage loans. (5)
EXPENSES

Insured expenses / Master    Expenses incurred by the Master    Reimbursement of  To the extent the expenses are        Time to time
Servicer                     Servicer                           Expenses          covered by an insurance policy with
                                                                                  respect to the mortgage loan

Servicing Advances / Master  To the extent of funds             Reimbursement of  With respect to each mortgage loan,   Time to time
Servicer                     available, the amount of any       Expenses          late recoveries of the payments of
                             Servicing Advances.                                  the costs and expenses, liquidation
                                                                                  proceeds, Subsequent Recoveries,
                                                                                  purchase proceeds or repurchase
                                                                                  proceeds for that mortgage loan (6)

Indemnification expenses /   Amounts for which the sellers,     Indemnification   Amounts on deposit on the                  Monthly
the sellers, the master      the master servicer and                              Certificate Account
servicer and the depositor   depositor are entitled to
                             indemnification (7)

_____________

                                       47

(1)   If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)   The Master Servicer Fee Rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans --
      Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage
      Loans."

(4)   "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6)   Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)   Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

                                       48

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that
Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such
Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

      o   to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

      o   to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under
          "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

      o   to any Class PO Deferred Amounts with respect to the applicable Class
          PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

      o   to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates --
          Interest" and "-- Principal" in this free writing prospectus; and

      o   any remaining available amounts, to the Class A-R Certificates.

                                       49

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      o   all scheduled installments of interest (net of the related Expense
          Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the
          Distribution Date occurs and received before the related Determination
          Date, together with any advances with respect to them;

      o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent
          Recoveries with respect to mortgage loans in that loan group;

      o   all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

      o   amounts received with respect to the Distribution Date as the
          Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution
          Date, and

      o   with respect to loan group 1, for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first
          Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding
          Period (net of any investment income thereon) that is allocated to that loan group,

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

      LIBOR Certificates.

      Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                                       50

                           INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                 PASS-THROUGH RATE   PASS-THROUGH RATE          PASS-THROUGH RATE
------------------    -----------------   -----------------   --------------------------------

Class 1-A-2.......          5.15%           5.50% /0.40%               LIBOR + 0.40%
Class 1-A-3.......          0.35%           5.10% /0.00%               5.10% - LIBOR
Class 1-A-6.......          5.45%           5.50% /0.70%               LIBOR + 0.70%
Class 1-A-7.......          0.05%           4.80% /0.00%               4.80% - LIBOR
Class 2-A-1.......          5.45%           5.75% /0.70%               LIBOR + 0.70%
Class 2-A-2.......          0.30%           5.05% /0.00%               5.05% - LIBOR
Class 2-A-6.......          5.10%           5.75% /0.35%               LIBOR + 0.35%
Class 2-A-7.......          5.10%           5.75% /0.35%               LIBOR + 0.35%
Class 2-A-8.......          0.60%           5.35% /0.00%               5.35% - LIBOR
Class 2-A-13......          5.15%           5.75% /0.40%               LIBOR + 0.40%
Class 2-A-14......          5.50%           5.50% /0.00%         593.99999% - (110 x LIBOR)

      Class 1-X and Class 2-X Certificates

      The pass-through rate for the Class 1-X Certificates for the Interest
Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 1-X Certificates for the
Interest Accrual Period for the first Distribution Date is expected to be approximately 0.4436% per annum.

      The pass-through rate for the Class 2-X Certificates for the Interest
Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.75%. The pass-through rate for the Class 2-X Certificates for the
Interest Accrual Period for the first Distribution Date is expected to be approximately 0.5153% per annum.

      Subordinated Certificates

      The pass-through rate for each class of subordinated certificates for the
Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

      o   5.50% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that
          Distribution Date (after giving effect to prepayments received in the
          Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

      o   5.75% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that
          Distribution Date (after giving effect to prepayments received in the
          Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date,

divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual
Period will be approximately 5.5751% per annum.

                                       51

      The Class PO Certificates are principal only certificates and will not bear interest.

      Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the
Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This
"Interest Distribution Amount" for any class will be equal to the sum of:

      o   interest at the applicable pass-through rate on the related Class
          Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

      o   the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

      The Class 2-A-3 Certificates are accrual certificates. Interest will accrue on the Class 2-A-3 Certificates during each interest accrual period at a per annum rate of 5.75%. However, interest will not be distributed on the Class
2-A-3 Certificates until the Accrual Termination Date, which is the earlier of:

      o   the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

      o   the Distribution Date on which the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-5, Class 2-A-15 and Class 2-A-16
          Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 2-A-3 Certificates on the related Distribution Date.

      For each Distribution Date, on or prior to the related Corridor Contract
Termination Date, on which LIBOR exceeds the applicable LIBOR Strike Rate, in addition to the interest distribution amount described above, the Class 1-A-2,
Class 1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7 and Class 2-A-13 Certificates
will also be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the applicable Corridor
Contract. See "--The Corridor Contracts" in this free writing prospectus.

                                       52

Allocation of Net Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest
Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any
Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

      o     any net prepayment interest shortfalls for that loan group and
            Distribution Date, and

      o     the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and
Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief
Act or similar state laws. See "The Agreements--Certain Legal Aspects of the
Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed
Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest
Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate
Balances) of the Assumed Balance for that Distribution Date. The "Assumed
Balance" for a Distribution Date and loan group is equal to the Subordinated
Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of
each mortgage loan in such loan group as of the Due Date

                                       53

occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such
Due Date); provided, however, on any Distribution Date after a Senior
Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

      Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

      Each of the Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class
2-A-7 and Class 2-A-13 Certificates will have the benefit of a separate interest rate corridor contract (respectively, the "Class 1-A-2 Corridor Contract", the
"Class 1-A-6 Corridor Contract", the "Class 2-A-1 Corridor Contract", the "Class
2-A-6 Corridor Contract", the "Class 2-A-7 Corridor Contract" and the "Class
2-A-13 Corridor Contract" and, together, the "Corridor Contracts"), beginning in
May 2006. The Corridor Contracts will not be assets of the trust but will, instead, be assets of a separate trust fund (the "supplemental interest trust")
created under the pooling and servicing agreement for the benefit of the Class
1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7 and Class 2-A-13
Certificates.

      The Class 1-A-2 Corridor Contract and the Class 1-A-6 Corridor Contract
will be evidenced by a confirmation between Bear Stearns Financial Products Inc.
("BSFP" or a "Corridor Contract Counterparty") and the trustee on behalf of the supplemental interest trust. The Class 2-A-1 Corridor Contract will be evidenced by a confirmation between Barclays Bank PLC ("Barclays" or a "Corridor Contract
Counterparty") and the trustee on behalf of the supplemental interest trust. The
Class 2-A-6 Corridor Contract, the Class 2-A-7 Corridor Contract and the Class
2-A-13 Corridor Contract will each be evidenced by a confirmation between Swiss
Re Financial Products Corporation ("SRFP" or a "Corridor Contract
Counterparty"). The obligations of SRFP will be fully and unconditionally guaranteed by Swiss Reinsurance Company ("Swiss Re") pursuant to a guaranty in favor of the trustee, on behalf of the supplemental interest trust.

      Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an
ISDA Master Agreement had been executed by the trustee on behalf of the supplemental interest trust and the applicable Corridor Contract Counterparty on the date that the related Corridor Contract was executed. The Corridor Contracts are also each subject to certain ISDA definitions, as published by the
International Swaps and Derivatives Association, Inc.

      With respect to a Corridor Contract and any Distribution Date beginning with the Distribution Date in May 2006 on or prior to the Distribution Date on which the related Corridor Contract terminates

                                       54

(each, a "Corridor Contract Termination Date"), the amount payable by the related Corridor Contract Counterparty under the related Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month
LIBOR (as determined by the related Corridor Contract Counterparty) and (B) the related Maximum Rate over (y) the related LIBOR Strike Rate, (ii) the related
Corridor Contract Notional Balance for such Distribution Date, (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

                            CORRIDOR CONTRACT
CLASS OF CERTIFICATES        TERMINATION DATE   LIBOR STRIKE RATE   MAXIMUM RATE
-------------------------   -----------------   -----------------   ------------
Class 1-A-2..............        May 2009             5.10%            9.10%
Class 1-A-6..............       July 2017             4.80%            8.80%
Class 2-A-1..............      August 2012            5.05%            8.80%
Class 2-A-6..............        May 2009             5.40%            9.15%
Class 2-A-7..............        May 2009             5.40%            9.15%
Class 2-A-13.............     February 2010           5.35%            8.60%

      On or prior to the related Corridor Contract Termination Date, amounts (if any) received under a Corridor Contract by the trustee for the benefit of the issuing entity in respect of that Corridor Contract will be used to pay the related Yield Supplement Amount, as described below under "-- The Corridor
Contract Reserve Fund." Amounts received on the Corridor Contracts will not be available to make interest distributions on any class of certificates other than the related class of certificates.

      The "Class 1-A-2 Corridor Contract Notional Balance" is as described in the following table:

                     MONTH OF                       CORRIDOR CONTRACT
                 DISTRIBUTION DATE                NOTIONAL BALANCE ($)
            -------------------------------       --------------------
            May 2006.......................          443,636,014.25
            June 2006......................          438,865,490.47
            July 2006......................          432,689,033.12
            August 2006....................          425,124,192.44
            September 2006.................          416,192,559.86
            October 2006...................          405,919,744.83
            November 2006..................          394,335,332.68
            December 2006..................          381,472,823.45
            January 2007...................          367,369,551.37
            February 2007..................          352,099,849.02
            March 2007.....................          335,706,981.17
            April 2007.....................          318,630,941.03
            May 2007.......................          301,941,673.64
            June 2007......................          285,632,729.77
            July 2007......................          269,697,767.28
            August 2007....................          254,130,549.28
            September 2007.................          238,924,942.43
            October 2007...................          224,074,915.23
            November 2007..................          209,574,536.31
            December 2007..................          195,417,972.81
            January 2008...................          181,599,488.70
            February 2008..................          168,113,443.24
            March 2008.....................          154,954,289.35
            April 2008.....................          142,116,572.10
            May 2008.......................          129,594,927.17
            June 2008......................          117,384,079.32
            July 2008......................          105,478,841.00
            August 2008....................           93,874,110.81
            September 2008.................           82,564,872.12
            October 2008...................           71,546,191.67
            November 2008..................           60,813,218.16
            December 2008..................           50,361,180.94
            January 2009...................           40,185,388.64
            February 2009..................           30,281,227.86
            March 2009.....................           20,644,161.90
            April 2009.....................           11,269,729.48
            May 2009.......................            2,153,543.47
            June 2009 and thereafter ......                    0.00

                                       55

      The "Class 1-A-6 Corridor Contract Notional Balance" is as described in the following table:

                     MONTH OF                       CORRIDOR CONTRACT
                 DISTRIBUTION DATE                NOTIONAL BALANCE ($)
            -------------------------------       --------------------
            May 2006.......................           24,889,924.60
            June 2006......................           24,779,849.21
            July 2006......................           24,669,773.81
            August 2006....................           24,559,698.41
            September 2006.................           24,449,623.01
            October 2006...................           24,339,547.62
            November 2006..................           24,229,472.22
            December 2006..................           24,119,396.82
            January 2007...................           24,009,321.42
            February 2007..................           23,899,246.03
            March 2007.....................           23,789,170.63
            April 2007.....................           23,679,095.23
            May 2007.......................           23,569,019.83
            June 2007......................           23,458,944.44
            July 2007......................           23,348,869.04
            August 2007....................           23,238,793.64
            September 2007.................           23,128,718.24
            October 2007...................           23,018,642.85
            November 2007..................           22,908,567.45
            December 2007..................           22,798,492.05
            January 2008...................           22,688,416.65
            February 2008..................           22,578,341.26
            March 2008.....................           22,468,265.86
            April 2008.....................           22,358,190.46
            May 2008.......................           22,248,115.06
            June 2008......................           22,138,039.67
            July 2008......................           22,027,964.27
            August 2008....................           21,917,888.87
            September 2008.................           21,807,813.47
            October 2008...................           21,697,738.08
            November 2008..................           21,587,662.68
            December 2008..................           21,477,587.28
            January 2009...................           21,367,511.88
            February 2009..................           21,257,436.49
            March 2009.....................           21,147,361.09
            April 2009.....................           21,037,285.69
            May 2009.......................           20,927,210.29
            June 2009......................           20,214,103.81
            July 2009......................           19,329,864.15
            August 2009....................           18,467,693.56
            September 2009.................           17,627,223.26
            October 2009...................           16,808,090.62
            November 2009..................           16,009,939.05
            December 2009..................           15,232,417.88
            January 2010...................           14,475,182.28
            February 2010..................           13,737,893.14
            March 2010.....................           13,020,217.02
            April 2010.....................           12,321,826.00
            May 2010.......................           11,642,397.65
            June 2010......................           10,981,614.87
            July 2010......................           10,339,165.86
            August 2010....................            9,714,744.01
            September 2010.................            9,108,047.82
            October 2010...................            8,518,780.77
            November 2010..................            7,946,651.34
            December 2010..................            7,391,372.81
            January 2011...................            6,852,663.27
            February 2011..................            6,330,245.48
            March 2011.....................            5,823,846.83
            April 2011.....................            5,333,199.26
            May 2011.......................            4,956,750.43
            June 2011......................            4,594,999.63
            July 2011......................            4,247,694.32
            August 2011....................            3,914,586.24
            September 2011.................            3,595,431.27
            October 2011...................            3,289,989.38
            November 2011..................            2,998,024.58
            December 2011..................            2,719,304.84
            January 2012...................            2,453,602.02
            February 2012..................            2,200,691.81
            March 2012.....................            1,960,353.67
            April 2012.....................            1,732,370.75
            May 2012.......................            1,547,461.61
            June 2012......................            1,374,106.84
            July 2012......................            1,212,103.60
            August 2012....................            1,061,252.52
            September 2012.................              921,357.60
            October 2012...................              792,226.17
            November 2012..................              673,668.82
            December 2012..................              565,499.35
            January 2013...................              467,534.74
            February 2013..................              379,595.05
            March 2013.....................              301,503.43
            April 2013.....................              233,086.00
            May 2013.......................              231,132.33
            June 2013......................              231,132.33
            July 2013......................              231,132.33
            August 2013....................              231,132.33
            September 2013.................              231,132.33
            October 2013...................              231,132.33
            November 2013..................              231,132.33
            December 2013..................              231,132.33
            January 2014...................              231,132.33
            February 2014..................              231,132.33
            March 2014.....................              231,132.33
            April 2014.....................              231,132.33
            May 2014.......................              231,132.33
            June 2014......................              231,132.33
            July 2014......................              231,132.33
            August 2014....................              231,132.33
            September 2014.................              231,132.33
            October 2014...................              231,132.33
            November 2014..................              231,132.33
            December 2014..................              231,132.33
            January 2015...................              231,132.33
            February 2015..................              231,132.33
            March 2015.....................              231,132.33
            April 2015.....................              231,132.33
            May 2015.......................              231,132.33
            June 2015......................              231,132.33
            July 2015......................              231,132.33
            August 2015....................              231,132.33
            September 2015.................              231,132.33
            October 2015...................              231,132.33

                                       56

                     MONTH OF                       CORRIDOR CONTRACT
                 DISTRIBUTION DATE                NOTIONAL BALANCE ($)
            -------------------------------       --------------------
            November 2015..................              231,132.33
            December 2015..................              231,132.33
            January 2016...................              231,132.33
            February 2016..................              231,132.33
            March 2016.....................              231,132.33
            April 2016.....................              231,132.33
            May 2016.......................              231,132.33
            June 2016......................              231,132.33
            July 2016......................              231,132.33
            August 2016....................              231,132.33
            September 2016.................              231,132.33
            October 2016...................              231,132.33
            November 2016..................              231,132.33
            December 2016..................              231,132.33
            January 2017...................              231,132.33
            February 2017..................              231,132.33
            March 2017.....................              231,132.33
            April 2017.....................              231,132.33
            May 2017.......................              231,132.33
            June 2017......................              231,132.33
            July 2017......................              231,132.33
            August 2017 and thereafter.....                    0.00

      The "Class 2-A-1 Corridor Contract Notional Balance" is as described in the following table:

                     MONTH OF                       CORRIDOR CONTRACT
                 DISTRIBUTION DATE                NOTIONAL BALANCE ($)
            -------------------------------       --------------------
            May 2006.......................           66,330,506.74
            June 2006......................           65,622,888.21
            July 2006......................           64,778,856.49
            August 2006....................           63,800,574.94
            September 2006.................           62,690,656.61
            October 2006...................           61,452,160.28
            November 2006..................           60,088,584.06
            December 2006..................           58,603,856.55
            January 2007...................           57,002,325.56
            February 2007..................           55,288,744.35
            March 2007.....................           53,468,255.52
            April 2007.....................           51,690,431.60
            May 2007.......................           49,954,458.09
            June 2007......................           48,259,535.97
            July 2007......................           46,604,881.41
            August 2007....................           44,989,725.50
            September 2007.................           43,413,313.91
            October 2007...................           41,874,906.71
            November 2007..................           40,373,777.98
            December 2007..................           38,909,215.66
            January 2008...................           37,480,521.20
            February 2008..................           36,087,009.34
            March 2008.....................           34,728,007.87
            April 2008.....................           33,402,857.34
            May 2008.......................           32,110,910.87
            June 2008......................           30,851,533.87
            July 2008......................           29,624,103.83
            August 2008....................           28,428,010.08
            September 2008.................           27,262,653.57
            October 2008...................           26,127,446.66
            November 2008..................           25,021,812.87
            December 2008..................           23,945,186.70
            January 2009...................           22,897,013.43
            February 2009..................           21,876,748.87
            March 2009.....................           20,883,859.20
            April 2009.....................           19,917,820.77
            May 2009.......................           18,978,119.88
            June 2009......................           18,064,252.61
            July 2009......................           17,175,724.66
            August 2009....................           16,312,051.12
            September 2009.................           15,472,756.30
            October 2009...................           14,657,373.59
            November 2009..................           13,865,445.27
            December 2009..................           13,096,522.31
            January 2010...................           12,350,164.25
            February 2010..................           11,625,939.02
            March 2010.....................           10,923,422.77
            April 2010.....................           10,242,199.74
            May 2010.......................            9,581,862.06
            June 2010......................            8,942,009.66
            July 2010......................            8,322,250.09
            August 2010....................            7,722,198.35
            September 2010.................            7,141,476.80
            October 2010...................            6,579,715.00
            November 2010..................            6,036,549.55
            December 2010..................            5,511,623.99
            January 2011...................            5,004,588.65
            February 2011..................            4,515,100.52
            March 2011.....................            4,042,823.13
            April 2011.....................            3,587,426.43
            May 2011.......................            3,252,055.87
            June 2011......................            2,932,297.61
            July 2011......................            2,627,843.45
            August 2011....................            2,338,391.08
            September 2011.................            2,063,644.03
            October 2011...................            1,803,311.51
            November 2011..................            1,557,108.33
            December 2011..................            1,324,754.76
            January 2012...................            1,105,976.47
            February 2012..................              900,504.40
            March 2012.....................              708,074.65
            April 2012.....................              528,428.41
            May 2012.......................              393,454.06
            June 2012......................              270,315.79
            July 2012......................              158,773.87
            August 2012....................               58,593.27
            September 2012 and thereafter..                    0.00

                                       57

The "Class 2-A-6 Corridor Contract Notional Balance" is as described in the following table:

                                                   CORRIDOR
                                               CONTRACT NOTIONAL
              MONTH OF DISTRIBUTION DATE          BALANCE ($)
              ---------------------------     ------------------
              May 2006...................          49,478,077.91
              June 2006..................          48,809,001.78
              July 2006..................          47,994,408.53
              August 2006................          47,036,356.88
              September 2006.............          45,937,325.80
              October 2006...............          44,700,211.10
              November 2006..............          43,328,319.89
              December 2006..............          41,825,363.14
              January 2007...............          40,195,446.22
              February 2007..............          38,443,057.37
              March 2007.................          36,573,054.28
              April 2007.................          34,743,126.83
              May 2007...................          32,952,609.22
              June 2007..................          31,200,846.65
              July 2007..................          29,487,195.16
              August 2007................          27,811,021.46
              September 2007.............          26,171,702.75
              October 2007...............          24,568,626.51
              November 2007..............          23,001,190.41
              December 2007..............          21,468,802.05
              January 2008...............          19,970,878.87
              February 2008..............          18,506,847.94
              March 2008.................          17,076,145.83
              April 2008.................          15,678,218.42
              May 2008...................          14,312,520.81
              June 2008..................          12,978,517.08
              July 2008..................          11,675,680.22
              August 2008................          10,403,491.94
              September 2008.............           9,161,442.52
              October 2008...............           7,949,030.72
              November 2008..............           6,765,763.58
              December 2008..............           5,611,156.31
              January 2009...............           4,484,732.16
              February 2009..............           3,386,022.29
              March 2009.................           2,314,565.60
              April 2009.................           1,269,908.68
              May 2009...................             251,605.58
              June 2009 and thereafter...                   0.00

The "Class 2-A-7 Corridor Contract Notional Balance" is as described in the following table:

                                                   CORRIDOR
                                               CONTRACT NOTIONAL
              MONTH OF DISTRIBUTION DATE          BALANCE ($)
              ---------------------------     ------------------
              May 2006...................          14,843,423.37
              June 2006..................          14,642,700.53
              July 2006..................          14,398,322.56
              August 2006................          14,110,907.06
              September 2006.............          13,781,197.74
              October 2006...............          13,410,063.33
              November 2006..............          12,998,495.97
              December 2006..............          12,547,608.94
              January 2007...............          12,058,633.86
              February 2007..............          11,532,917.21
              March 2007.................          10,971,916.28
              April 2007.................          10,422,938.05
              May 2007...................           9,885,782.77
              June 2007..................           9,360,253.99
              July 2007..................           8,846,158.55
              August 2007................           8,343,306.44
              September 2007.............           7,851,510.82
              October 2007...............           7,370,587.95
              November 2007..............           6,900,357.12
              December 2007..............           6,440,640.62
              January 2008...............           5,991,263.66
              February 2008..............           5,552,054.38
              March 2008.................           5,122,843.75
              April 2008.................           4,703,465.53
              May 2008...................           4,293,756.24
              June 2008..................           3,893,555.13
              July 2008..................           3,502,704.07
              August 2008................           3,121,047.58
              September 2008.............           2,748,432.76
              October 2008...............           2,384,709.22
              November 2008..............           2,029,729.07
              December 2008..............           1,683,346.89
              January 2009...............           1,345,419.65
              February 2009..............           1,015,806.69
              March 2009.................             694,369.68
              April 2009.................             380,972.60
              May 2009...................              75,481.67
              June 2009 and thereafter...                   0.00

                                       58

The "Class 2-A-13 Corridor Contract Notional Balance" is as described in the following table:

                                                   CORRIDOR
                                               CONTRACT NOTIONAL
              MONTH OF DISTRIBUTION DATE          BALANCE ($)
              ---------------------------     ------------------
              May 2006...................         100,254,300.11
              June 2006..................          99,210,866.68
              July 2006..................          97,913,128.30
              August 2006................          96,364,247.84
              September 2006.............          94,568,020.18
              October 2006...............          92,528,867.34
              November 2006..............          90,251,831.09
              December 2006..............          87,742,562.93
              January 2007...............          85,007,311.44
              February 2007..............          82,052,907.05
              March 2007.................          78,886,744.30
              April 2007.................          75,781,190.06
              May 2007...................          72,735,383.19
              June 2007..................          69,748,474.74
              July 2007..................          66,819,627.77
              August 2007................          63,948,017.18
              September 2007.............          61,132,829.56
              October 2007...............          58,373,263.03
              November 2007..............          55,668,527.02
              December 2007..............          53,017,842.19
              January 2008...............          50,420,440.21
              February 2008..............          47,875,563.64
              March 2008.................          45,382,465.78
              April 2008.................          42,940,410.46
              May 2008...................          40,548,671.98
              June 2008..................          38,206,534.90
              July 2008..................          35,913,293.90
              August 2008................          33,668,253.66
              September 2008.............          31,470,728.72
              October 2008...............          29,320,043.32
              November 2008..............          27,215,531.27
              December 2008..............          25,156,535.81
              January 2009...............          23,142,409.51
              February 2009..............          21,172,514.08
              March 2009.................          19,246,220.31
              April 2009.................          17,362,907.87
              May 2009...................          15,521,965.26
              June 2009..................          13,722,789.60
              July 2009..................          11,964,786.60
              August 2009................          10,247,370.36
              September 2009.............           8,569,963.30
              October 2009...............           6,931,996.02
              November 2009..............           5,332,907.20
              December 2009..............           3,772,143.48
              January 2010...............           2,249,159.34
              February 2010..............             763,416.98
              March 2010 and thereafter..                   0.00

      Each Corridor Contract is scheduled to remain in effect up to the related
Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the related
Corridor Contract Counterparty or the issuing entity, the failure by the related
Corridor Contract Counterparty (within three business days, or with respect to
SRFP within one business day, after notice of the failure is received by the related Corridor Contract Counterparty) to make a payment due under the related
Corridor Contract, failure by the Corridor Contract Counterparty, the related
Corridor Contract becoming illegal or subject to certain kinds of taxation and with respect to the Class 2-A-6 Corridor Contract, the Class 2-A-7 Corridor
Contract and the Class 2-A-13 Corridor Contract (together, the "SRFP Corridor
Contracts") the failure by the Corridor Contract Counterparty to take certain actions described below following a Ratings Event.

      It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item
1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R.
ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the
Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i)
has agreed to deliver any information, report, certification or accountants'
consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor
Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and, if the Corridor Contract Counterparty is BSFP, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns
Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

                                       59

      With respect to the SRFP Corridor Contracts, if a Ratings Event (as
defined below) occurs with respect to SRFP, then SRFP shall at its own expense
(unless, within thirty (30) days of such Ratings Event, both S&P and Moody's have reconfirmed their respective ratings of the Class 2-A-6, Class 2-A-7 and
Class 2-A-13 Certificates which were in effect immediately prior to such Ratings
Event), (i) assign the Corridor Contract to a third party within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Threshold (as defined below) on terms substantially similar to the Corridor Contract or (ii) deliver collateral pursuant to a Credit Support Annex within (30) days of such Ratings
Event. A "Ratings Event" shall occur with respect to the Corridor Contract
Counterparty (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by the Corridor Contract Counterparty or any applicable credit support provider), such ratings being referred to herein as the "Approved Ratings Threshold". If a Corridor Contract is terminated early, the related Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from a Corridor Contract
Counterparty will be paid to the trustee and will be deposited into the Corridor
Contract Reserve Fund and applied on future Distribution Dates to pay any Yield
Supplement Amount on the related class of certificates, until the related
Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

      The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor
Contract or in any other circumstance.

      The significance percentage for each Corridor Contract is less than 10%.
The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class
Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

DESCRIPTION OF THE CORRIDOR CONTRACT COUNTERPARTIES

      BSFP is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider.
BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from
Moody's Investors Service.

      Barclays Bank PLC is a public limited company registered in England and
Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14
5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank
Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on
1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays
Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays
Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

                                       60

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+"
by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and
"AA+" by Fitch Ratings.

      SRFP is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P. SRFP is an indirect, wholly owned subsidiary of Swiss Re, a Swiss corporation. The obligations of the SRFP under the Corridor Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland in 1863 and since then has become one of the world's leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland.

      On November 18, 2005, following Swiss Re's announcement of its agreement to acquire GE Insurance Solutions (excluding its U.S. life and health business)
from General Electric, S&P, Moody's and Fitch announced the following rating actions. S&P placed Swiss Re and its rated core operating companies on
CreditWatch with negative implications. S&P stated that if the transaction is completed as currently constituted, they expect the ratings on Swiss Re and its core operating companies would be lowered to "AA-" with a stable outlook, but if the transaction does not proceed, the ratings on Swiss Re would be affirmed.
Moody's placed Swiss Re and its rated core subsidiaries on review for possible downgrade. Moody's indicated that in the event the review process resulted in a downgrade of Swiss Re's rating, such downgrade would highly likely be limited to one notch. Fitch placed Swiss Re on Rating Watch Negative. Swiss Re currently has (i) a long-term counterparty credit rating of "AA (CreditWatch negative)", an insurer financial strength rating of "AA (CreditWatch negative)", a senior unsecured debt rating of "AA (CreditWatch negative)" and a short-term debt rating of "A-1+" from S&P, (ii) an insurance financial strength rating of "Aa2
(on review for possible downgrade)", a senior debt rating of "Aa2 (on review for possible downgrade)" and a short-term rating of "P-1" from Moody's and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(Rating Watch
Negative)" and a long-term issuer rating (Fitch initiated) of "AA+(Rating Watch
Negative)" from Fitch.

      Various regulatory authorities, including the U.S. Securities and Exchange
Commission and State Attorneys General in the United States, including the New
York State Attorney General's office, State Insurance Departments in the United
States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Reinsurance is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

      The information contained in the preceding three paragraphs has been provided by SRFP and Swiss Re for use in this free writing prospectus. Neither
SRFP nor Swiss Re undertakes any obligation to update such information. Neither
SRFP nor Swiss Re makes any representation regarding the offered certificates or the advisability of investing in the offered certificates and neither makes any representation

                                       61

regarding, nor has it participated in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the prospectus other than the information contained in the preceding three paragraphs.

      The offered certificates do not represent an obligation of any Corridor
Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against any Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

      Each Corridor Contract will be filed with the Securities and Exchange
Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

      The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust in the supplemental interest trust by the trustee, as trustee of the supplemental interest trust, on behalf of the holders of the Class 1-A-2, Class
1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7 and Class 2-A-13 Certificates. On
the closing date, the depositor will cause $1,000 to be deposited in the
Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

      On each Distribution Date, the trustee, on behalf of the supplemental interest trust, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of each Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of each
Corridor Contract will be distributed to the related class of certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield
Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution
Date immediately following the earlier of (i) the latest Corridor Contract
Termination Date and (ii) the date on which the aggregate Class Certificate
Balance of the Class 1-A-2, Class 1-A-6, Class 2-A-1, Class 2-A-6, Class 2-A-7
and Class 2-A-13 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank
Securities Inc.

      For any Distribution Date, on or prior to the related Corridor Contract
Termination Date, on which LIBOR exceeds the applicable LIBOR Strike Rate, the
"Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable Class of Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Maximum Rate over (ii)
the applicable LIBOR Strike Rate.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under
"--Priorities of Distributions Among Certificates" between the related Class PO
Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a
"Discount mortgage loan") will be determined as follows:

                                       62

DISCOUNT MORTGAGE
      LOANS            NET MORTGAGE RATE            NON-PO PERCENTAGE OF
  IN LOAN GROUP        FOR MORTGAGE LOAN           DISCOUNT MORTGAGE LOAN
------------------   ---------------------   ----------------------------------
        1               Less than 5.50%      Net mortgage rate divided by 5.50%
        2               Less than 5.75%      Net mortgage rate divided by 5.75%

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below
(each a "Non-Discount mortgage loan") will be 100%.

        NON-DISCOUNT MORTGAGE                  NET MORTGAGE RATE
         LOANS IN LOAN GROUP                   FOR MORTGAGE LOAN
      --------------------------     -------------------------------------
                  1                     Greater than or equal to 5.50%
                  2                     Greater than or equal to 5.75%

      The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

          DISCOUNT MORTGAGE                    PO PERCENTAGE OF
         LOANS IN LOAN GROUP                DISCOUNT MORTGAGE LOAN
      --------------------------     -------------------------------------
                  1                      (5.50% -- net mortgage rate)
                                               divided by 5.50%
                  2                      (5.75% -- net mortgage rate)
                                               divided by 5.75%

      The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal
Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of

                  (a)   all monthly payments of principal due on each mortgage
                        loan in that loan group on the related Due Date,

                  (b)   the principal portion of the purchase price of each
                        mortgage loan in that loan group that was repurchased by
                        a seller or another person pursuant to the pooling and
                        servicing agreement as of the Distribution Date,

                  (c)   the Substitution Adjustment Amount in connection with
                        any deleted mortgage loan in that loan group received
                        with respect to the Distribution Date,

                  (d)   any insurance proceeds or liquidation proceeds allocable
                        to recoveries of principal of mortgage loans in that
                        loan group that are not yet Liquidated Mortgage Loans
                        received during the calendar month preceding the month
                        of the Distribution Date,

                  (e)   with respect to each mortgage loan in that loan group
                        that became a Liquidated Mortgage Loan during the
                        calendar month preceding the month of the Distribution

                                       63

                        Date, the amount of the liquidation proceeds allocable
                        to principal received with respect to the mortgage loan,
                        and

                  (f)   all partial and full principal prepayments by borrowers
                        on the mortgage loans in that loan group received during
                        the related Prepayment Period; and

      (ii)  (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the
            Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion
            Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution
            Date.

      (iii) with respect to loan group 1, on the first Distribution Date after the Pre-funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the Class
            PO-1 Component.

      Class 2-A-3 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 2-A-3
Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal as provided in Rule
(2)(a) clauses (i) through (iv), under "Distributions with respect to Loan Group
2" below.

      Senior Principal Distribution Amount. On each Distribution Date, the
Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the
Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

      o     sequentially, to the following classes of certificates in the following order of priority:

            (1)   to the Class A-R Certificates, until its Class Certificate
                  Balance is reduced to zero;

            (2)   concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-11
                  Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            (3)   in an amount up to $5,860,000 on each Distribution Date,
                  concurrently,

                  (a)   91.0112218861%, sequentially,

                        (i)   in an amount up to $1,000 on each Distribution
                              Date, to the Class 1-A-8 Certificates, until its
                              Class Certificate Balance is reduced to zero;

                        (ii)  in an amount up to $3,255,600 on each Distribution
                              Date, to the Class 1-A-10 Certificates, until its
                              Class Certificate Balance is reduced to zero; and

                        (iii) sequentially, to the Class 1-A-8 and Class 1-A-10
                              Certificates, in that order, until their
                              respective Class Certificate Balances are reduced
                              to zero; and

                  (b)   8.9887781139%, sequentially,

                                       64

                        (i)   in an amount up to $416,667 on each Distribution
                              Date, to the Class 1-A-1 Certificates, until its
                              Class Certificate Balance is reduced to zero; and

                        (ii)  sequentially, to the Class 1-A-6 and Class 1-A-1
                              Certificates, in that order, until their
                              respective Class Certificate Balances are reduced
                              to zero;

            (4)   to the Class 1-A-2 Certificates, until its Class Certificate
                  Balance is reduced to zero;

            (5)   concurrently,

                  (a)   91.0112218861%, sequentially,

                        (i)   in an amount up to $1,000 on each Distribution
                              Date including any amount distributed pursuant to
                              Rule (3)(a)(i) on such Distribution Date, to the
                              Class 1-A-8 Certificates, until its Class
                              Certificate Balance is reduced to zero;

                        (ii)  in an amount up to $3,255,600 on each Distribution
                              Date including any amount distributed pursuant to
                              Rule (3)(a)(ii) on such Distribution Date, to the
                              Class 1-A-10 Certificates, until its Class
                              Certificate Balance is reduced to zero; and

                        (iii) sequentially, to the Class 1-A-8 and Class 1-A-10
                              Certificates, in that order, until their
                              respective Class Certificate Balances are reduced
                              to zero; and

                  (b)   8.9887781139%, sequentially,

                        (i)   in an amount up to $416,667 on each Distribution
                              Date, to the Class 1-A-1 Certificates including
                              any amount distributed pursuant to Rule (3)(b)(i)
                              on such Distribution Date, until its Class
                              Certificate Balance is reduced to zero; and

                        (ii)  sequentially, to the Class 1-A-6 and Class 1-A-1
                              Certificates, in that order, until their
                              respective Class Certificate Balances are reduced
                              to zero;

            (6)   to the Class 1-A-5 Certificates, until its Class Certificate
                  Balance is reduced to zero; and

            (7)   concurrently, to the Class 1-A-4, Class 1-A-9 and Class 1-A-11
                  Certificates, pro rata, without regard to the Group 1 Priority
                  Amount, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

      o     sequentially, to the following classes of certificates in the following order of priority:

            (1)   concurrently, to the Class 2-A-4, Class 2-A-12 and 2-A-17
                  Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            (2)   concurrently,

                  (a)   19.9010114844% sequentially,

                        (i)   in an amount up to $405,000 on each Distribution
                              Date, concurrently, (x) 22.4215246637% to the
                              Class 2-A-15 Certificates, until its Class
                              Certificate Balance is reduced to zero, and (y)
                              77.5784753363% sequentially, to the

                                       65

                              Class 2-A-5 and Class 2-A-16 Certificates, in that
                              order, until their respective Class Certificate
                              Balances are reduced to zero; provided that prior
                              to the Class 2-A-3 Accrual Termination Date,
                              distributions pursuant to this clause shall be
                              made first from the Class 2-A-3 Accrual Amount for
                              such Distribution Date and second from the related
                              Senior Principal Distribution Amount;

                        (ii)  to the Class 2-A-1 Certificates, until its Class
                              Certificate Balance is reduced to zero;

                        (iii) concurrently, (x) 22.4215246637% to the Class
                              2-A-15 Certificates, until its Class Certificate
                              Balance is reduced to zero, and (y) 77.5784753363%
                              sequentially, to the Class 2-A-5 and Class 2-A-16
                              Certificates, in that order, until their
                              respective Class Certificate Balances are reduced
                              to zero; provided that prior to the Class 2-A-3
                              Accrual Termination Date, distributions pursuant
                              to this clause shall be made first from the Class
                              2-A-3 Accrual Amount for such Distribution Date
                              and second from the related Senior Principal
                              Distribution Amount; and

                        (iv)  to the Class 2-A-3 Certificates, until its Class
                              Certificate Balance is reduced to zero; and

                  (b)   80.0989885156% sequentially,

                        (i)   in an amount up to $1,000 on each Distribution
                              Date, concurrently, to the Class 2-A-6, Class
                              2-A-7 and Class 2-A-13 Certificates, pro rata,
                              until their respective Class Certificate Balances
                              are reduced to zero;

                        (ii)  in an amount up to $1,725,000 on each Distribution
                              Date, concurrently, to the Class 2-A-10 and Class
                              2-A-11 Certificates, pro rata, until their
                              respective Class Certificate Balances are reduced
                              to zero;

                        (ii)  concurrently, to the Class 2-A-6, Class 2-A-7 and
                              Class 2-A-13 Certificates, pro rata, until their
                              respective Class Certificate Balances are reduced
                              to zero;

                        (iii) concurrently, to the Class 2-A-10 and Class 2-A-11
                              Certificates, pro rata, until their respective
                              Class Certificate Balances are reduced to zero;
                              and

                        (iv)  to the Class 2-A-9 Certificates, until its Class
                              Certificate Balance is reduced to zero; and

            (3)   concurrently, to the Class 2-A-4, Class 2-A-12 and Class
                  2-A-17 Certificates, pro rata, without regard to the Group 2
                  Priority Amount, until their respective Class Certificate
                  Balances are reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the
Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for
loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution
Date.

      The capitalized terms used herein shall have the following meanings:

      "Group 1 Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the

                                       66

Group 1 Priority Percentage and (ii) the product of (A) the Unscheduled
Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C)
the Group 1 Priority Percentage.

      "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Certificate Balance of the Class 1-A-4, Class 1-A-9 and Class 1-A-11
Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated
Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date).

      "Group 2 Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage.

      "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Certificate Balance of the Class 2-A-4, Class 2-A-12 and Class 2-A-17
Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated
Principal Balance of each mortgage loan in loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date).

      "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such
Distribution Date and loan group.

      "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated
Mortgage Loan during the calendar month preceding the month of such Distribution
Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable
Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of
Non-PO Formula Principal Amount for such Distribution Date and loan group.

      "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the
Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%;
and for any Distribution Date thereafter, 100%.

      "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

                                       67

      The "Senior Principal Distribution Amount" for any Distribution Date and
loan group will equal the sum of

      o     the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

      o     for each mortgage loan in that loan group that became a Liquidated
            Mortgage Loan during the calendar month preceding the month of the
            Distribution Date, the lesser of

                  o     the related Senior Percentage of the applicable Non-PO
                        Percentage of the Stated Principal Balance of the
                        mortgage loan, and

                  o     the related Senior Prepayment Percentage of the
                        applicable Non-PO Percentage of the amount of the
                        liquidation proceeds allocable to principal received on
                        the mortgage loan, and

      o     the sum of

                  o     the related Senior Prepayment Percentage of the
                        applicable Non-PO Percentage of amounts described in
                        subclause (f) of clause (i) of the definition of Non-PO
                        Formula Principal Amount for that loan group and
                        Distribution Date,

                  o     the related Senior Prepayment Percentage of any
                        Subsequent Recoveries described in clause (ii) of the
                        definition of Non-PO Formula Principal Amount for that
                        loan group and Distribution Date, and

                  o     with respect to loan group 1, the amount, if any, on
                        deposit in the Pre-funding Account at the end of the
                        Pre-funding Period allocated to loan group 1, but not
                        allocated to the Class PO-1 Component.

provided, however, that on any Distribution Date after a Senior Termination
Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class
Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior
Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s)
to zero.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o     any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

                                       68

      o     liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

      The "pool principal balance" equals the aggregate of the Stated Principal
Balances of the mortgage loans.

      The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

      The "Senior Percentage" of a senior certificate group and Distribution
Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due
Date); provided, however, that on any Distribution Date after a Senior
Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates
(other than the related Class PO Component and the notional amount certificates)
of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the
Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the
Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" of a senior certificate group for any
Distribution Date occurring during the five years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The "Subordinated Prepayment Percentage" for a loan group as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the fifth anniversary of the first
Distribution Date will be as follows:

      o     for any Distribution Date in the first year thereafter, the related
            Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

      o     for any Distribution Date in the second year thereafter, the related
            Senior Percentage plus 60%

                                       69

            of the related Subordinated Percentage for the Distribution Date;

      o     for any Distribution Date in the third year thereafter, the related
            Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

      o     for any Distribution Date in the fourth year thereafter, the related
            Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

      o     for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the
            Senior Percentage of a senior certificate group exceeds the initial
            Senior Percentage of each senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

      o     the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated
            Percentage for such loan group of the aggregate of the applicable
            Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a
            Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

      o     cumulative Realized Losses on the mortgage loans in each loan group do not exceed

                  o     commencing with the Distribution Date on the fifth
                        anniversary of the first Distribution Date, 30% of (i)
                        if such date is on or prior to a Senior Termination
                        Date, the Subordinated Percentage for that loan group of
                        the aggregate of the applicable Non-PO Percentage of the
                        Stated Principal Balances of the mortgage loans in that
                        loan group, in each case as of the cut-off date or (ii)
                        if such date is after a Senior Termination Date, the
                        aggregate of the principal balances of the subordinated
                        certificates as of the closing date (in either case, the
                        "original subordinate principal balance"),

                  o     commencing with the Distribution Date on the sixth
                        anniversary of the first Distribution Date, 35% of the
                        original subordinate principal balance,

                  o     commencing with the Distribution Date on the seventh
                        anniversary of the first Distribution Date, 40% of the
                        original subordinate principal balance,

                  o     commencing with the Distribution Date on the eighth
                        anniversary of the first Distribution Date, 45% of the
                        original subordinate principal balance, and

                  o     commencing with the Distribution Date on the ninth
                        anniversary of the first Distribution Date, 50% of the
                        original subordinate principal balance.

                                       70

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

      Cross-Collateralization due to Disproportionate Realized Losses in one
Loan Group

      If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class
PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO
Pool Balance for that loan group (any such group, an "Undercollateralized
Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the
Undercollateralized Group equals the Non-PO Pool Balance for that loan group
(such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an
Undercollateralized Group on any Distribution Date following the Senior Credit
Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

      Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the
Stated Principal Balance of each Discount mortgage loan in that loan group.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the
Certificates -- Principal -- Senior Principal Distribution Amount" above and "--
Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the
Non-PO Formula Principal Amount for each loan group, up to the amount of the
Subordinated Principal Distribution Amount for each loan group for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support
Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted
Classes") and the amount of partial principal prepayments

                                       71

and principal prepayments in full otherwise distributable to the Restricted
Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the
"Applicable Credit Support Percentage" is equal to the sum of the related Class
Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of Subordinated Certificates, the
"Original Applicable Credit Support Percentage" is equal to the Applicable
Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                 Original
                             Beneficial     Initial Credit      Applicable
                            Interest in       Enhancement     Credit Support
                           Issuing Entity        Level          Percentage
                          ----------------  ---------------  -----------------
Senior Certificates.....       95.75%            4.25%              N/A
Class M.................       2.00%             2.25%             4.25%
Class B-1...............       0.75%             1.50%             2.25%
Class B-2...............       0.60%             0.90%             1.50%
Class B-3...............       0.35%             0.55%             0.90%
Class B-4...............       0.30%             0.25%             0.55%
Class B-5...............       0.25%             0.00%             0.25%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

      The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

      o     the sum of

                  o     the related Subordinated Percentage for that loan group
                        of the applicable Non-PO Percentage of all amounts
                        described in subclauses (a) through (d) of clause (i) of
                        the definition of "Non-PO Formula Principal Amount" for
                        that loan group and that Distribution Date,

                  o     for each mortgage loan in that loan group that became a
                        Liquidated Mortgage Loan during the calendar month
                        preceding the month of the Distribution Date, the
                        applicable Non-PO Percentage of the remaining
                        liquidation proceeds allocable to principal received on
                        the mortgage loan, after application of the amounts
                        pursuant

                                       72

                        to the second bulleted item of the definition of Senior
                        Principal Distribution Amount up to the related
                        Subordinated Percentage of the applicable Non-PO
                        Percentage of the Stated Principal Balance of the
                        mortgage loan,

                  o     the related Subordinated Prepayment Percentage for that
                        loan group of the applicable Non-PO Percentage of the
                        amounts described in subclause (f) of clause (i) of the
                        definition of Non-PO Formula Principal Amount for the
                        Distribution Date, and

                  o     the related Subordinated Prepayment Percentage of any
                        Subsequent Recoveries described in clause (ii) of the
                        definition of Non-PO Formula Principal Amount for that
                        loan group and Distribution Date,

      o     reduced by the amount of any payments in respect of related Class PO
            Deferred Amounts on the related Distribution Date.

      On any Distribution Date after a Senior Termination Date, the Subordinated
Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as
applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the
Distribution Date and (y) the product of

      o     Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

      o     a fraction, the numerator of which is the related PO Formula
            Principal Amount and the denominator of which is the sum of that PO
            Formula Principal Amount and the related Senior Principal
            Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is
calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution
Amount and the denominator of which is the sum of that Senior Principal
Distribution Amount and the related PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date and each Class
PO Component will equal the sum of

  o   the sum of the applicable PO Percentage of

      o     all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

                                       73

      o     the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

      o     the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

      o     any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      o     for each mortgage loan in that loan group that became a Liquidated
            Mortgage Loan during the calendar month preceding the month of the
            Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

      o     all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related
            Prepayment Period;

  o   with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO
      Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

  o   with respect to loan group 1, the amount, if any, on deposit in the
      Pre-funding Account at the end of the Pre-funding Period that is allocable to the Class PO-1 Component.

      On the first Distribution Date following the end of the Pre-funding
Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit Amount over (y) the aggregate of the
Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage
Loans during the Pre-funding Period. The "Class PO Sublimit" is a portion of the amount deposited in the Pre-funding Account on the closing date which is equal to $1,750,342.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R
Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each
Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized
Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO
Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the
Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the
Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of

                                       74

Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component.
The Class PO Deferred Amounts will not bear interest. The Class Certificate
Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion
Date, no new Class PO Deferred Amounts will be created.

      For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

      The Senior Credit Support Depletion Date is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

      On each Distribution Date, the applicable Non-PO Percentage of any
Realized Loss on the mortgage loans in a loan group will be allocated:

      o     first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate
            Balance of the respective class of certificates has been reduced to zero,

      o     second, (x) with respect to the Realized Losses on the mortgage loans in loan group 1, to the Class 1-A-11 Certificates, until its
            Class Certificate Balance is reduced to zero, and (y) with respect to the Realized Losses on the mortgage loans in loan group 2, to the
            Class 2-A-17 Certificates, until its Class Certificate Balance is reduced to zero, and

      o     third, to the senior certificates of the related senior certificate group (other than the Class 1-A-11 and Class 2-A-17 Certificates, the related Class PO Component and the notional amount certificates)
            pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 2-A-3 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that
            Distribution Date and its initial Class Certificate Balance, except that the Non-PO Percentage of (x) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4 and Class 1-A-5 Certificates will instead be allocated to the Class 1-A-9 Certificates, concurrently, as follows:
            (i) the first $5,975,400 of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-9 Certificates and (ii) the first $2,777,350 of
            Realized Losses that would otherwise be allocated to the Class 1-A-5
            Certificates will instead be allocated to the Class 1-A-9
            Certificates, in each case until the Class Certificate Balance of the Class 1-A-9 Certificates is reduced to zero; and (y) any
            Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-4, Class 2-A-6 and Class 2-A-10 Certificates will instead be allocated to the Class
            2-A-12 Certificates, concurrently, as follows: (i) the first
            $1,839,750 of Realized Losses that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class
            2-A-12 Certificates, (ii) the first $2,103,350 of Realized Losses that would otherwise be allocated to the Class 2-A-4 Certificates will instead be allocated to the Class 2-A-12 Certificates, (iii)
            the first $2,125,000 of Realized Losses that would otherwise be allocated to the Class 2-A-6 Certificates will instead be allocated to the Class 2-A-12 Certificates, and (iv) the first $5,612,500 of
            Realized Losses that would otherwise be allocated to the Class
            2-A-10 Certificates will instead be allocated to the Class 2-A-12
            Certificates, in each case until the Class Certificate Balance of the Class 2-A-12 Certificates is reduced to zero.

                                       75

      Because principal distributions are paid to some classes of certificates
(other than the Class PO Certificates and the notional amount certificates)
before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

                                       76